Exhibit 4.1

Party City Holdings Inc.

as Issuer

The Guarantors Party Hereto From Time to Time,

as Guarantors,

PC Intermediate Holdings, Inc.

and

Ankura Trust Company, LLC

as Trustee and Collateral Trustee

8.750% Senior Secured First Lien Notes due 2026

INDENTURE

Dated as of February 19, 2021

i

INDEX

Appendix

Appendix A	—	Transfer Restrictions

Exhibits

Exhibit A	—	Form of Face of Security
Exhibit B	—	Form of Transferee Letter of Representation
Exhibit C	—	Form of Supplemental Indenture
Exhibit D	—	Form of Security Agreement

INDENTURE dated as of February 19, 2021, among PARTY CITY HOLDINGS INC., a Delaware corporation (the “Issuer” or the “Company”), the guarantors from time to time party hereto, PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”) (solely for purposes of Section 4.15 of this Indenture), and ANKURA TRUST COMPANY, LLC, as trustee (together with its successors and assigns, in such capacity, the “Trustee”) and collateral trustee (together with its successors and assigns, in such capacity, the “Collateral Trustee”) for the benefit of the Secured Parties.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of (a) $750,000,000 aggregate principal amount of the Issuer’s 8.750% Senior Secured First Lien Notes due 2026, issued pursuant to this Indenture (as defined below) on the Issue Date (the “Original Securities”) and (b) any Additional Securities (as defined herein) that may be issued after the Issue Date in the form of Exhibit A (all such securities in clauses (a) and (b) being referred to collectively as the “Securities”). The Original Securities and any Additional Securities (as defined herein) shall constitute a single series hereunder. Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“ABL Credit Agreement” means the ABL credit agreement, dated as of August 19, 2015, among the Issuer, the other borrowers party thereto, the subsidiaries of the Issuer party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other agents party thereto, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

“ABL Facility” means (1) the credit facilities provided under the ABL Credit Agreement, including one or more debt facilities or other financing arrangements (including, without limitation indentures) providing for revolving credit loans, term loans, letters of credit, notes, debt securities or other indebtedness for borrowed money that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility and (2) whether or not the ABL Credit Agreement referred to in clause (1) remains outstanding, if designated by the Issuer to be included in the definition of “ABL Facility,” one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrower from lenders against such receivables) or letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (iii) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different arrangements, agents, lenders, borrowers or issuer and, in each case, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

“ABL Facility Priority Collateral” means “ABL Facility First Lien Collateral,” as defined in the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of July 30, 2020, by and among JPMorgan Chase Bank, N.A., as ABL Facility Security Agent (as defined therein), the Collateral Trustee (as successor to Deutsche Bank AG New York Branch pursuant to the Intercreditor Agreement Joinder, dated as of the Issue Date, delivered by the Collateral Trustee to the other parties to the ABL Intercreditor Agreement), as Term Loan Security Agent (as defined therein), Ankura Trust Company, LLC, as Notes Security Trustee (as defined therein), and, from time to time, any other representative or agent of each class of the secured parties party thereto, and the Issuer and the Guarantors from time to time party thereto, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance therewith and with the terms of this Indenture.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is consolidated, merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Securities” means additional Securities issued from time to time under this Indenture in accordance with Section 2.01, it being understood that any Securities issued in replacement of any Original Securities pursuant to Section 2.08 shall not be Additional Securities.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Anagram Issuers” means Anagram Holdings, LLC, a Delaware limited liability company, and its subsidiary Anagram International, Inc., a Minnesota corporation.

“Applicable Premium” means, with respect to any Security on any redemption date, the greater of:

(1) 1.0% of the principal amount of such Security; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Security at August 15, 2023 (such redemption price being set forth in the table appearing in Section 3.09(a)), plus (ii) all required remaining scheduled interest payments due on such Security through August 15, 2023 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of such Security,

as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation shall not be a duty or an obligation of the Trustee.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than (i) directors’ qualifying shares and shares issued to foreign nationals as required under applicable law and (ii) Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.03);

in each case, other than:

(a) any disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) surplus, obsolete, damaged or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business (it being understood that the sale of inventory or goods (or other assets) in bulk in connection with the closing of any number of retail locations in the ordinary course of business shall be considered a sale in the ordinary course of business) and (iii) property no longer used or useful in the conduct of business of the Issuer and its Restricted Subsidiaries;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.04;

(d) any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $25.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) (i) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business and (ii) the termination of leases in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary or any other disposition of such Unrestricted Subsidiary or any disposition of assets of such Unrestricted Subsidiary;

(i) any disposition arising from foreclosure, casualty, condemnation or any similar action or transfers by reason of eminent domain with respect to any property or other asset of the Issuer or any of the Restricted Subsidiaries or exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement;

(j) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Facility” (or a fractional undivided interest therein or pursuant to any factoring or similar arrangement);

(k) dispositions in connection with the granting of a Lien that is permitted under Section 4.12;

(l) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted under Section 4.03;

(m) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by this Indenture;

(n) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property, including, but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements;

(o) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(p) the discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(q) the abandonment of intellectual property rights in the ordinary course of business which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(r) licenses for the conduct of licensed departments within the Issuer or any Restricted Subsidiary’s stores in the ordinary course of business;

(s) termination of Hedging Obligations;

(t) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(u) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(v) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the Net Proceeds of such disposition are promptly applied to the purchase price of such replacement property; and

(w) any Asset Sale made pursuant to or required by the terms of the Intra-Company Agreements.

In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, shall be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Authenticating Agent” has the meaning set forth in Section 2.03.

“Bank Products” means any services or facilities on account of credit or debit cards, purchase cards or merchant services constituting a line of credit (including, for the avoidance of doubt, all “Banking Services” as defined in the ABL Facility in effect on the Issue Date).

“Bankruptcy Code” means title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement to multiple institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under commercial bank facilities, Indebtedness incurred in connection with a Sale and Lease-Back Transaction, Indebtedness incurred in the ordinary course of business of the Issuer, Finance Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means:

(1) in the case of a corporation, shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Subsidiaries during such period in respect of licensed or purchased software or internally developed software and enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars and Canadian dollars;

(2) (a) pounds sterling, euro, or any national currency of any participating member state of the EMU; or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government, the United Kingdom or any country that is a member of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million and permitted under clause (1) or (2) above;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above, and in each case in a currency permitted under clause (1) or (2) above;

(6) commercial paper rated at least “A2” by Moody’s or at least “A” by S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within 24 months after the date of creation thereof, and in each case in a currency permitted under clause (1) or (2) above;

(7) marketable short-term money market and similar securities having a rating of at least “A2” or “A” from either Moody’s or S&P, respectively (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) or (2) above;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency) with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated “AAA-” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s and in each case in a currency permitted under clause (1) or (2) above;

(11) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (10) above; and

(12) credit card receivables and debit card receivables constituting cash equivalents pursuant to FASB Codification Topic 305 Cash and Cash Equivalents (or any successor provision as in effect from time to time).

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10) and (11) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (12) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit: treasury and/or cash management services, including, without limitation, controlled disbursement services, foreign exchange facilities, deposit and other accounts and merchant services (including, for the avoidance of doubt, all “Banking Services” as defined in the ABL Facility in effect on the Issue Date).

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person or (B) Persons that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) are acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect Parent Companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer, other than in connection with any transaction or transactions in which the Issuer shall become a Wholly-Owned Subsidiary of a Parent Company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement and (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity.

“Collateral” has the meaning set forth in Article 2 of the Security Agreement.

“Collateral Trustee” has the meaning set forth in the preamble.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including without limitation the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Finance Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) penalties and interest related to taxes, (ii) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (iii) any expensing of bridge, commitment and other financing fees, (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility and (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses, including costs of and payments of legal settlements, fines, judgments or orders (less all fees and expenses relating thereto) or expenses, severance, relocation costs, Public Company Costs, integration costs, pre-opening, opening, consolidation and closing costs for facilities (including stores and distribution centers), expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, signing, retention or completion bonuses, executive recruiting costs, transition costs, costs incurred in connection with acquisitions after the Issue Date (including integration costs), consulting fees and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any net after-tax gains, charges or losses with respect to disposed, abandoned, closed or discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities and with respect to facilities, stores or distribution centers that have been closed during such period, shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (including asset retirement costs) or returned surplus assets of any employee pension benefit plan other than in the ordinary course of business shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

(6) solely for the purpose of determining the amount available for Restricted Payments under Section 4.04(a)(3)(A), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of fair value adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent, deferred franchise fees and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue,

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-up, write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity incentive programs shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization or write-off thereof for such period in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction (including the Refinancing Transactions) or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk) and any foreign currency translation gains or losses shall be excluded,

(13) the excess of (i) GAAP rent expense over (ii) actual cash rent paid, including the benefit of lease incentives shall be excluded and the excess of (i) actual cash rent paid, including the benefit of lease incentives, over (ii) GAAP rent expense shall be included (in each case during such period due to the use of straight line rent for GAAP purposes), and

(14) any unrealized net gains and losses resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 shall be excluded.

In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

Notwithstanding the foregoing, for the purpose of Section 4.04 hereof only (other than Section 4.04(a)(3)(D) hereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or like caption) on a consolidated balance sheet of the Issuer and its Subsidiaries at such date.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma effect and adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (x) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Finance Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all undrawn amounts under letters of credit and all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less unrestricted cash and Cash Equivalents included on the consolidated balance sheet of the Issuer and any Restricted Subsidiaries as of such date (it being understood that any cash proceeds of any new Indebtedness then being incurred shall not be netted from the numerator of the applicable ratio for purposes of calculating such ratio); provided that Indebtedness of the Issuer and its Restricted Subsidiaries under any revolving credit facility as at any date of determination shall be determined using the Average Monthly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the “Reference Period”); and provided, further, that Consolidated Total Indebtedness shall not include Indebtedness in respect of (A) any letter of credit, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three Business Days and (B) Hedging Obligations existing on the Issue Date or otherwise permitted by Section 4.03(b)(x). For purposes hereof, (a) the “maximum fixed repurchase price” of any Disqualified

Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Issuer, (b) “Average Monthly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility, the quotient of (x) the sum of each Individual Monthly Balance for each fiscal month ended on or prior to such date of determination and included in the Reference Period divided by (y) 12, and (c) “Individual Monthly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility during any fiscal month of the Issuer, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such fiscal month divided by (y) the number of days in such fiscal month.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities and any other financing arrangements (including, without limitation, commercial paper facilities, note purchase agreements or indentures) providing for revolving credit loans, term loans, letters of credit, bank guarantees, notes, debt securities or other indebtedness for borrowed money, including any mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any debt facilities, credit facilities, commercial paper facilities, note purchase agreements, indentures or other financing arrangements that replace, refund, supplement or refinance any part of the loans, notes, credit facilities, commitments or other indebtedness thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof.

“Debt Documents” means this Indenture, the Security Documents and the Intercreditor Agreements.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer, any Restricted Subsidiary or any direct or indirect Parent Company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

“Designated Revolving Commitments” means any commitments to make loans or extend credit on a revolving basis to the Issuer or any Restricted Subsidiary by any Person other than the Issuer or any Restricted Subsidiary that have been designated in an Officer’s Certificate delivered to the Trustee as “Designated Revolving Commitments” until such time as the Issuer subsequently delivers an Officer’s Certificate to the Trustee to the effect that such commitments will no longer constitute “Designated Revolving Commitments”; provided that during such time, such Designated Revolving Commitments will be deemed an incurrence of Indebtedness on such date and will be deemed outstanding for purposes of calculating the Fixed Charge Coverage Ratio, Consolidated Total Debt Ratio, Consolidated Secured Debt Ratio and the availability of any baskets hereunder.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Maturity Date of the Securities or the date the Securities are no longer outstanding; provided, however, that if such Capital Stock is issued to any current or former employee or to any plan for the benefit of employees, directors, officers, members of management or consultants of the Issuer or its Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise, property and similar taxes and foreign withholding taxes and foreign unreimbursed value added taxes (including, in each case, penalties and interest related to such taxes or arising from tax examinations) of or with respect to such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income (including the amount treated as having been paid by such Persons pursuant to Section 4.04(b)(xiii)(B)); plus

(b) Fixed Charges of such Person for such period plus bank fees and costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (i), (ii), (iii) and (iv) in the definition thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Securities and any Senior Credit Facility, (ii) any amendment or other modification of the Securities or any Senior Credit Facility and (iii) commissions, discounts, yield and other fees and charges (including any interest expense related to any Receivables Facility), in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs, costs related to entry into new markets and consulting fees); plus

(f) any other non-cash charges, including (i) any write offs or write downs, (ii) equity based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of (x) cost savings and operating expense reductions projected by the Issuer in good faith to be realized as a result of specified actions taken or with respect to which substantial steps have been taken or, or committed or expected to be taken (in each case, whether or not actually taken within such period) within 24 months after the Issue Date (calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of such period and as if such cost savings and operating expense reductions were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings are reasonably identifiable and factually supportable (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio”) and (y) cost savings and operating expense reductions related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives, contract modifications or renegotiations and other similar transactions or initiatives consummated after the Issue Date that are projected by the Issuer in good faith to be realized as a result of specified actions taken or with respect to which substantial steps have been taken or committed or expected to be taken (in each case, whether or not actually taken within such period) within 24 months after a merger or other business combination, acquisition, divestiture, restructuring, cost savings initiative, contract modification or renegotiation or other transaction or initiative is consummated (calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of such period and as if such cost savings and operating expense reductions were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings are reasonably identifiable and factually supportable (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio”); plus

(i) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(j) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 4.04(a)(3); plus

(k) any net loss from disposed or discontinued operations; plus

(l) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back,

(2) decreased (without duplication) by:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period, plus

(b) any net income from disposed or discontinued operations; and

(3) increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of ASC Topic Number 460 (Guarantees).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect Parent Companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect Parent Company’s common stock registered on Form S-8; and

(2) issuances to any Subsidiary of the Issuer.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any Domestic Subsidiary that is prohibited by law, regulation or contractual obligations from providing a guarantee under the Senior Credit Facilities or that would require a governmental (including regulatory) consent, approval, license or authorization to provide such guarantee; (d) any not-for-profit Subsidiary, (e) any captive insurance Subsidiaries, (f) any special purpose entities used for securitization facilities, (g) any Foreign Subsidiary, (h) any Domestic Subsidiary substantially all of the assets of which consist of Capital Stock of Foreign Subsidiaries or that is treated as a disregarded entity for U.S. federal income tax purposes that holds the equity of one or more Foreign Subsidiaries, (i) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary or Domestic Subsidiary substantially all of the assets of which consist of Capital Stock of Foreign Subsidiaries or that is treated as a disregarded entity for U.S. federal income tax purposes that holds the equity of one or more Foreign Subsidiaries and (j) any other Domestic Subsidiary with respect to which the burden or cost or of making it a Guarantor shall outweigh the benefits to be afforded thereby (as reasonably determined by the Issuer).

“Existing Notes” means the Company’s 6.125% Senior Notes due 2023, 6.625% Senior Notes due 2026 and Existing Secured Notes.

“Existing Secured Notes” means the Company’s Senior Secured First Lien Floating Rate Notes due 2025.

“Fair Market Value” means the value that would be paid by a buyer to an unaffiliated seller, determined in good faith by senior management of the Company; provided, that if such value is in excess of $25.0 million, it shall be determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture) and evidenced by a board resolution.

“Finance Lease Obligations” means, at the time any determination thereof is to be made, an obligation that is required to be accounted for as a capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP, including, without limitation, Accounting Standards Codification 842 and related accounting rules and regulations, as such may be amended or re-codified from time to time, which obligation effectively transfers control of the underlying asset and constitutes an in-substance financed purchase of an asset; provided that that the amount of any Finance Lease Obligation shall be the amount thereof accounted for as a liability in accordance with GAAP; and provided, further, and for avoidance of doubt, the term “Finance Lease Obligation” does not include obligations under any operating leases that do not effectively transfer control of the underlying asset and do not represent an in-substance financed purchase of an asset under GAAP, including, without limitation, Accounting Standards Codification 842 and related accounting rules and regulations, as such may be amended or re-codified from time to time, notwithstanding that GAAP and such accounting rules and regulations, such as Accounting Standards Codification 842, may require that such obligations be recognized on the balance sheet of such Person as a lease liability (along with the related right-of-use asset).

“First Lien” means a first-priority Lien on the Collateral, subject to the Pari Intercreditor Agreement and the ABL Intercreditor Agreement.

“First Lien Controlling Secured Parties” means the “Controlling Secured Parties,” as defined in the Pari Intercreditor Agreement.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, repurchases, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repurchase, redemption, retirement or extinguishment of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make or has made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers, consolidations, discontinued operations and operational changes

(and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger, consolidation, discontinued operation or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger, consolidation, discontinued operation or operational change, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, (a) cost savings, product margin synergies (including increased share of shelf), operating expense reductions and other operating improvements and product cost reductions, synergies or cost savings resulting from such Investment, acquisition, disposition, amalgamation, merger, consolidation or discontinued operation, which is being given pro forma effect that have been or are expected to be realized and for which the actions necessary to realize such cost savings, product margin synergies (including increased share of shelf), operating expense reductions and other operating improvements and product cost reductions, synergies or cost savings are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than 24 months after the date of any such Investment, acquisition, disposition, amalgamation, merger, consolidation, discontinued operation or operational change and (b) adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in note 9 to “Summary—Summary Historical Consolidated Financial and Other Data” of the Offering Memorandum).

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such indebtedness during the applicable period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person (1) (A) any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and (B) any Restricted Subsidiary of such Foreign Subsidiary, and (2) any FSHCO Subsidiary of such Person.

“FSHCO Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person substantially all of whose assets consist, directly or indirectly, of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries, and any other assets incidental thereto.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date, except for any reports required to be delivered under Section 4.02, which shall be prepared in accordance with GAAP in effect on the date thereof. For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Grantor Supplement” means a supplement to the Security Agreement in substantially the form of Exhibit H attached to the Security Agreement.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Securities.

“Guarantor” means each Restricted Subsidiary that Guarantees the Securities in accordance with the terms of this Indenture. On the Issue Date, the Guarantors consist of: (i) Am-Source, LLC, a Rhode Island limited liability company, (ii) Amscan Inc., a New York corporation, (iii) Anagram Eden Prairie Property Holdings LLC, a Delaware limited liability company, (iv) Trisar, Inc., a California corporation, (v) Party City Corporation, a Delaware corporation, (vi) Amscan NM Land, LLC, a Delaware limited liability company, (vii) Amscan Purple Sage, LLC, a Delaware limited liability company, (viii) Party Horizon Inc., a Delaware corporation, and (ix) Amscan Custom Injection Molding, LLC, a Delaware limited liability company.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies (including, for the avoidance of doubt, under all “Hedge Agreements” as defined in the ABL Facility).

“Holdco” means Party City Holdco Inc., a Delaware corporation.

“Holder” or “Holders” means the Person(s) in whose name a Security is registered on the registrar’s books.

“Immaterial Subsidiaries” means, as of any date, any Subsidiary of the Issuer (a) having Consolidated Total Assets in an amount of less than 5.0% of Consolidated Total Assets of the Issuer and its Subsidiaries and (b) contributing less than 5.0% to consolidated revenues of the Issuer and its Subsidiaries, in each case, for the most recently ended four full fiscal quarters for which internal financial statements are available; provided, however, that the Consolidated Total Assets (as so determined) and revenue (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets of the Issuer and its Subsidiaries or 5.0% of the consolidated revenues of the Issuer and its Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available, as the case may be.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Finance Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation, in each case accrued in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable and (iii) any such obligations under ERISA or liabilities associated with customer prepayments; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of pushdown accounting under GAAP shall be excluded;

(1) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(2) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of: (i) the Fair Market Value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and (2) deferred or prepaid revenues.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Assets or Operations” means, with respect to any Parent Company, that Parent Company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Issuer and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 3.00% of such Parent Company’s corresponding consolidated amount.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant, in each case of nationally recognized standing that is, in the reasonable good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Intercreditor Agreements” means, collectively, (a) the Pari Intercreditor Agreement, (b) the ABL Intercreditor Agreement and (c) any additional or replacement intercreditor agreement entered into by the Collateral Trustee pursuant to Article 11, each as amended, restated, modified or supplemented from time to time in accordance with the terms of such intercreditor agreement.

“Intra-Company Agreements” means (a) the services agreement for the provision of corporate services by Holdco or its affiliates to the Company, (b) the product purchase agreement for the purchases of products from the Company by Holdco or its affiliates and (c) the intellectual property license agreement among Holdco, its affiliates, and the Company, in each case, as amended from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities or instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments, as determined in the good faith judgment of senior management of the Company.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers, directors, distributors, consultants and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes thereto) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value or any write-downs or write-offs, but giving effect to any repayments thereof in the form of loans and any return on capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of such Investment). For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Issue Date” means February 19, 2021.

“Issuer” means the party named as such in the preamble and successors thereto.

“Junior Lien Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is secured by a Lien on the Collateral on a basis that is junior to the Liens securing the Securities and the Guarantees.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or in the State at the place of payment. If a payment date at a place of payment is on a Legal Holiday, payment shall be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, deed of trust, hypothecation, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement), any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Limited Condition Transaction” means (i) any Limited Condition Acquisition and/or (ii) any redemption or repayment of Indebtedness requiring irrevocable advance notice.

“Maturity Date” means February 15, 2026.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, all dividends, distributions or other payments required to be made to minority interest holders in Restricted Subsidiaries that are not Guarantors as a result of any such Asset Sale by such Restricted Subsidiary, the amount of any purchase price or similar adjustment claimed by any Person to be owed by the Issuer or any Restricted Subsidiary as a result of such Asset Sale, until such time as such claim shall have been settled or otherwise finally resolved, or paid or payable by the Issuer or any

Restricted Subsidiary, in either case, in respect of such Asset Sale, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Indenture (including taxes that are or would be imposed on the distribution or repatriation of any such Net Proceeds) (after taking into account any available tax credits or deductions and any tax sharing arrangements directly relating to such Asset Sale), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Indebtedness under the Debt Documents and Subordinated Indebtedness) secured by a Lien on the assets disposed of required to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes Priority Collateral” means “Term Loan / Notes First Lien Collateral,” as defined in the ABL Intercreditor Agreement.

“Notes Proceeds Account” means one or more Deposit Accounts or Securities Accounts (as defined in the New York UCC) into which there may be deposited proceeds of sales or dispositions of Notes Priority Collateral (to the extent such proceeds constitute Notes Priority Collateral).

“Obligations” means any principal, accrued but unpaid interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum relating to the offering of the Original Securities, dated February 9, 2021.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which meets the requirements set forth in this Indenture. The counsel may be an employee of or counsel to the Issuer.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Issuer, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provisions), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Pari Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement, dated as of July 30, 2020, by and between Ankura Trust Company, LLC, as collateral trustee, Deutsche Bank AG New York Branch, as term loan agent, the Collateral Trustee, as additional collateral agent and additional authorized representative (pursuant to Joinder No. 1 to Pari Passu Intercreditor Agreement, dated as of the Issue Date), and, from time to time, any other representative or agent of each class of the secured parties party thereto, and each of the Issuer and the Guarantors from time to time party thereto, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance therewith and with the terms of this Indenture.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Securities, in the case of the Issuer, or the Guarantees, in the case of any Guarantor (without giving effect to collateral arrangements).

“Pari Passu Lien Indebtedness” means any Additional Securities and any other Indebtedness that is Pari Passu Indebtedness and that is secured by a Lien on the Collateral that has equal priority as the Liens securing the Securities and the Guarantees with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness (other than any Additional Securities) shall have executed a joinder to the Security Documents and the Intercreditor Agreements in the forms provided therein.

“Paying Agent” means an office or agency maintained by the Issuer pursuant to the terms of this Indenture, where Securities may be presented for payment.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Cash Equivalents received must be applied in accordance with Section 4.06.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.06(a) or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any extension, modification, replacement, renewal or reinvestments of any such Investments existing or committed on the Issue Date (other than reimbursements of Investments in the Issuer or any Subsidiary); provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or commitment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable;

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates; or

(d) in settlement of debts created in the ordinary course of business;

(7) Hedging Obligations permitted under Section 4.03(b)(x);

(8) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect Parent Companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.04(a)(3);

(9) guarantees (including Guarantees) of Indebtedness of the Issuer or any Restricted Subsidiary permitted under Section 4.03, performance guarantees and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with Section 4.12, including, without limitation, any guarantee or other obligation issued or incurred under the Senior Credit Facilities in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv) and (vii) thereof);

(11) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(12) Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities), not to exceed, at any one time outstanding, the greater of (x) $75.0 million and (y) 54.0% of EBITDA of the Issuer for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis); provided, however, that no Investments in Unrestricted Subsidiaries shall be permitted under this clause (12);

(13) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility;

(14) loans and advances to, or guarantees of Indebtedness of, officers, directors, employees, consultants and members of management of the Issuer, any of its Subsidiaries or any direct or indirect parent of the Issuer not in excess of $5.0 million outstanding at any one time, in the aggregate (calculated without regard to write-downs or write-offs thereof);

(15) loans and advances to officers, directors, employees, consultants and members of management for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect Parent Company thereof;

(16) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course;

(18) Investments in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(20) Investments in joint ventures in an aggregate amount not to exceed the greater of (x) $40.0 million and (y) 10.0% of EBITDA of the Issuer for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis) (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) outstanding at any one time; provided, however, that no Investments in Unrestricted Subsidiaries shall be permitted under this clause (20);

(21) Investments in the Securities and the related Guarantees;

(22) any loan or loans made by the Issuer or any of its Restricted Subsidiaries to a franchisee in the ordinary course of business; provided that the aggregate principal amount of all loans made pursuant to this clause (22) shall not exceed $15.0 million outstanding at any time; and

(23) guarantees of leases (other than capital leases) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) (a) (i) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation or regulations, health, disability or other employee benefits or property and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Subsidiary; or (b) Liens, pledges and deposits in connection with bids, tenders, contracts (other than for Indebtedness for borrowed money) or leases, statutory obligations, surety, customs, bid and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, performance and completion guarantees and other obligations of a like nature (including letters of credit in lieu of any such items or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items described in this clause (1);

(2) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, materialmen’s, repairmen’s, construction and mechanics’ Liens, (i) for sums not yet overdue for a period of more than 30 days, (ii) being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect;

(3) Liens for taxes, assessments or other governmental charges (i) not yet overdue for a period of more than 30 days, (ii) which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, (iii) for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iv) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clauses (iv), (xiii) or (xviii) of Section 4.03(b); provided that (a) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (xiii) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets that secured the Indebtedness being refinanced or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clause (iii) (solely to the extent such Indebtedness was secured by a lien prior to such refinancing) of Section 4.03(b), and (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (xviii) of Section 4.03(b) extend only to the assets of Foreign Subsidiaries;

(7) Liens existing on the Issue Date (excluding Liens under the Senior Credit Facilities) and Liens securing the Existing Secured Notes pursuant to the First Lien Pledge and Security Agreement, dated as of July 30, 2020, by and among the Issuer and the Guarantors, as grantors, and Ankura Trust Company, LLC, as collateral trustee, as amended as of the Issue Date;

(8) Liens existing on property or shares of stock of a Person at the time such Person becomes a Subsidiary in accordance with the provisions of this Indenture; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens existing on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.03;

(11) Liens securing Hedging Obligations and Obligations with respect to Cash Management Services so long as the related Indebtedness is permitted to be incurred under this Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, a bank guarantee or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses, grants or permits (including with respect to intellectual property and software) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and the customary rights reserved or vested in any Person by the terms of any lease, sublease, license, sublicense, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(14) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts in connection with any transaction otherwise permitted under this Indenture;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), this clause (18) and clause (38) hereof; provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) and proceeds and products thereof, (b) such new Lien shall have the same or junior Lien priorities as the prior Lien, and (c) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), this clause (18) and clause (38) hereof at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees (including original issue discount, upfront fees or similar fees) and expenses, including premiums (including tender premiums and accrued and unpaid interest), penalties or similar amounts, related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(e) so long as such Liens are, adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23) Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under Section 4.03; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalent;

(24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(26) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(27) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(28) restrictive covenants affecting the use to which real property may be put; provided, however, that the covenants are complied with;

(29) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(30) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(31) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(32) (i) customary transfer restrictions and purchase options in joint venture and similar agreements, (ii) Liens on Equity Interests in joint ventures securing obligations of such joint ventures and (iii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;

(33) (i) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business, (ii) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business and (iii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;

(34) Liens securing the Securities issued on the Issue Date and Guarantees of such Securities;

(35) Liens on the assets of Foreign Subsidiaries securing Indebtedness permitted to be incurred by Foreign Subsidiaries under this Indenture;

(36) Liens securing obligations not to exceed $65.0 million at any one time outstanding;

(37) Liens securing obligations in respect of (x) Indebtedness and other obligations permitted to be incurred under any Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of this Indenture to be incurred pursuant to clause (i)(A), (i)(B) and (xiii) (in the case of clause (xiii), only to the extent that such Indebtedness extends, replaces, refunds, refinances, renews or defeases Indebtedness originally incurred pursuant to Credit Facilities as permitted under clause (i)(B) of Section 4.03(b) or any Refinancing Indebtedness in respect thereof) of Section 4.03(b) and (y) obligations of the Issuer or any Guarantor in respect of any Bank Products or Cash Management Services provided by any lender party to any Credit Facility or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products or Cash Management Services are provided were entered into);

(38) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 4.03; provided that, with respect to Liens securing Obligations permitted under this clause (38), at the time of incurrence and after giving pro forma effect thereto (or in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of the Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause), the Consolidated Secured Debt Ratio would be no greater than 4.25 to 1.00;

(39) Liens on cash and Cash Equivalents that are earmarked to be used to defease, redeem, satisfy or discharge Indebtedness; provided that (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be defeased, redeemed, satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be defeased, redeemed, satisfied or discharged, and (c) the defeasance, redemption, satisfaction or discharge of such Indebtedness is expressly permitted under this Indenture;

(40) Liens on any (a) escrow or similar account, and all right, title and interest therein, established for the purpose of escrowing the proceeds of Indebtedness of the Issuer or any of its Restricted Subsidiaries pending application of such proceeds, (b) all cash, cash equivalents and securities (including securities entitlements) deposited or held in such account, including amounts deposited therein to pay interest, accreted original issue discount, premium, penalties, fees and expenses payable upon release of, or the redemption or prepayment of such Indebtedness upon termination of, such escrow or arrangement, and (c) all right, title and interest in the escrow or similar agreement governing such account and the application of all property deposited or held in such account, including the right to receive such property;

(41) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating solely to operating leases of personal property or consignment or bailee arrangements entered into in the ordinary course of business; and

(42) Liens securing Indebtedness incurred pursuant to Section 4.03(b)(xxiii) or any Refinancing Indebtedness in respect thereof in connection with a Sale and Lease-Back Transaction.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Public Company Costs” shall mean costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Issuer’s or its Subsidiaries status as a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees in each case incurred or accrued prior to the Issue Date.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating publicly available, a nationally recognized statistical rating agency or agencies, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Refinancing Transactions” means (a) the issuance and sale of the Original Securities and the use of proceeds thereof to repay and terminate the Issuer’s term loan facility under the Term Loan Credit Agreement and to pay related fees and expenses, (b) the entry into the ABL Facility and the replacement of the credit facilities provided under the ABL credit agreement, dated as of August 19, 2015, among the Issuer, the other borrowers party thereto, the subsidiaries of the Issuer party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other agents party thereto, and (c) each agreement entered into and each transaction consummated in connection with, or in furtherance of, the items described in the foregoing clauses (a) and (b).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries, as applicable, secured by a Lien.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities” has the meaning given to such term in the preamble.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means that certain First Lien Pledge and Security Agreement, dated as of the Issue Date, by and among the Issuer and the Guarantors, as grantors, and the Collateral Trustee, as amended, restated, amended and restated, supplemented, renewed, replaced, or otherwise modified, in whole or in part, from time to time, in accordance with its terms, the form of which is attached as Exhibit D hereto.

“Security Documents” means the Security Agreement, and any one or more additional security agreements, pledge agreements, intellectual property security agreements, collateral assignments, mortgages, deeds of covenants, assignments of earnings and insurances, share pledges, share charges, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Issuer or the Guarantors to be entered into on the Issue Date for such Issuer or Guarantor, creating, or purporting to create, a Lien upon all or a portion of the Collateral in favor of the Collateral Trustee for the benefit of the Secured Parties, in each case as amended, restated, amended and restated, supplemented, renewed, replaced or otherwise modified, in whole or part, from time to time, in accordance with its terms.

“Security Register” means the register of Securities, maintained by the Registrar, pursuant to Section 2.04 hereof.

“Senior Credit Facilities” means (1) the ABL Facility, (2) any Credit Facility designated by the Issuer as a “Credit Agreement” under the Pari Intercreditor Agreement (including any Credit Facility refinancing the Term Loan Credit Agreement after such agreement has been terminated), (3) any Credit Facility designated by the Issuer as “Term Loan Obligations” under the ABL Intercreditor Agreement (other than the Securities and any Additional Securities), and (4) if designated by the Issuer to be included in the definition of “Senior Credit Facility,” one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrower from lenders against such receivables) or letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (iii) instruments or agreements evidencing any other Indebtedness, in each case, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related, incidental or ancillary thereto (including, for the avoidance of doubt, any sourcing companies created in connection with any of the foregoing).

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Facility including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary.

“Subordinated Indebtedness” means, with respect to the Securities,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Securities, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Securities.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of August 19, 2015, among Holdings, the Issuer, Party City Corporation, a Delaware corporation, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent, and the other parties thereto, as refinanced, amended, restated, amended and restated, extended, supplemented, replaced or otherwise modified from time to time (including any such refinancing after the original Term Loan Credit Agreement has been terminated that is designated by the Issuer as a “Credit Agreement” under the Pari Intercreditor Agreement).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2023; provided, however, that if the period from the redemption date to August 15, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the preamble until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

As of the Issue Date, the Anagram Issuers and their Subsidiaries shall be Unrestricted Subsidiaries hereunder.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with and may be made using capacity under Section 4.04; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, (i) no Default shall have occurred and be continuing and (ii) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in Section 4.03(a).

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments;

provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be directly or indirectly owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.06(b)
“Affiliate Transaction”	4.07(a)
“Appendix”	2.01
“Applicable Premium Deficit”	8.01(1)(b)
“Asset Sale Offer”	4.06(c)
“Authentication Order”	2.03
“Change of Control Offer”	4.08(a)
“Change of Control Payment”	4.08(a)
“Change of Control Payment Date”	4.08(b)(ii)
“Clearstream”	Appendix A
“covenant defeasance option”	8.01(2)
“Covenant Suspension Event”	4.16(a)
“Declined Excess Proceeds”	4.06(c)
“Definitive Security”	Appendix A
“Depository”	Appendix A
“DTC”	1.04(h)
“Euroclear”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(c)
“Global Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	10.01(a)
“Holdings”	Preamble
“IAI”	Appendix A
“incur”	4.03(a)
“LCT Election”	1.05
“LCT Test Date”	1.05
“legal defeasance option”	8.01(b)
“Original Securities”	Preamble
“protected purchaser”	2.08
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)(xiii)
“Refunding Capital Stock”	4.04(b)(ii)
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Global Securities”	Appendix A
“Regulation S Permanent Global Security”	Appendix A
“Regulation S Temporary Global Security”	Appendix A
“Restricted Payments”	4.04(a)
“Restricted Period”	Appendix A
“Restricted Security Legend”	Appendix A
“Reversion Date”	4.16(a)
“Rule 144A”	Appendix A
“Rule 144A Global Securities”	Appendix A
“Rule 144A Securities”	Appendix A
“Rule 501”	Appendix A
“Securities Custodian”	Appendix A

Term	Defined in Section
“Successor Company”	5.01(a)(i)
“Successor Person”	5.01(b)(i)
“Suspended Covenants”	4.16(a)
“Suspension Period”	4.16(a)
“Tax Group”	4.04(b)(xiii)(B)
“Transfer Restricted Securities”	Appendix A
“Treasury Capital Stock”	4.04(b)(ii)
“Unrestricted Definitive Security”	Appendix A
“Unrestricted Global Security”	Appendix A

SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness, and senior Indebtedness shall not be deemed to be subordinate or junior to any other senior Indebtedness merely by virtue of its junior priority with respect to the same collateral;

(g) “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(h) “consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment;

(i) “will” shall be interpreted to express a command;

(j) provisions apply to successive events and transactions;

(k) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(l) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(m) references to sections of, or rules under the Securities Act, the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(n) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(o) this Indenture is not qualified under the Trust Indenture Act, and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture, including Section 316(b) thereof. No provisions of the Trust Indenture Act are incorporated into this Indenture, other than as referenced for the limited purpose set forth in Section 7.09 hereof.

SECTION 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Issuer may, at its option, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders, but the Issuer shall have no obligation to do so.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including the Depositary, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary may provide its proxy to the beneficial owners of interests in any such Global Security through such Depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by The Depository Trust Company (“DTC”) entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.

SECTION 1.05 Limited Condition Transaction. When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto, in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (which in the case of any irrevocable prepayment, redemption or offer to purchase Indebtedness may be the date of the notice of prepayment or redemption or transmittal of offer to purchase), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments) and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments).

For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or Consolidated Total Assets of the Issuer or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations, (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing), and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and the other transactions in connection therewith (including the incurrence of Indebtedness and the use of proceeds thereof).

ARTICLE 2

THE SECURITIES

SECTION 2.01 Amount of Securities. The aggregate principal amount of Original Securities which may be authenticated and delivered under this Indenture on the Issue Date is $750,000,000.

The Issuer may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06, 3.08, 4.08(c) or Appendix A (the “Appendix”)), there shall be (a) established in or pursuant to a resolution of the board of directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered under this Indenture;

(2) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and

(3) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the board of directors of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

The Issuer may designate the maturity date, interest rate and optional redemption provisions applicable to each series of Additional Securities, which may differ from the maturity date, interest rate and optional redemption provisions applicable to the Original Securities. Additional Securities that differ with respect to maturity date, interest rate, optional redemption provisions or otherwise from the Original Securities will constitute a different series of Securities from the Original Securities. Additional Securities that have the same maturity date, interest rate and optional redemption provisions as the Original Securities will be treated as the same series as the Original Securities unless otherwise designated by the Issuer.

The Securities, including any Additional Securities, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, a separate CUSIP or ISIN will be issued for Additional Securities, unless the Original Securities and Additional Securities are fungible for U.S. federal income tax purposes.

SECTION 2.02 Form and Dating. Provisions relating to the Securities are set forth in the Appendix, which is hereby incorporated into and expressly made a part of this Indenture. The (i) Original Securities and the Trustee’s certificate of authentication and (ii) any Additional Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 2.03 Execution and Authentication. On the Issue Date, the Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (an “Authentication Order”) Original Securities for original issue on the Issue Date in an aggregate principal amount of $750,000,000. In addition, subject to the terms of this Indenture, the Trustee shall upon receipt of an Authentication Order authenticate and deliver Additional Securities issued after the Issue Date in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, and the registered holder of each of the Securities and delivery instructions. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess of $2,000. It is understood that, notwithstanding anything to the contrary in this Indenture, only an Authentication Order and an Officer’s Certificate and not an Opinion of Counsel is required for the Trustee to authenticate such Original Securities.

One Officer shall sign the Securities for the Issuer by manual, facsimile or PDF signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents (an “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04 Registrar and Paying Agent.

(a) The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) a Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities. The Issuer initially appoints DTC to act as Depositary with respect to the Global Securities.

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee and without prior notice to any Holder; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

SECTION 2.05 Paying Agent to Hold Money in Trust. Prior to or on each due date of the principal of and interest on any Security, the Issuer shall deposit with a Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.06 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07 Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Securities (i) selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) (ii) for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed or (iii) between a regular record date and the next succeeding interest payment date.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York UCC are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the

Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the New York UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Issuer to protect the Issuer, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section as not outstanding. Subject to Section 12.04, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity Date or any date of purchase pursuant to an offer to purchase money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed, maturing or purchased, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10 Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11 Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in cash and in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment and shall promptly mail or cause to be sent, or otherwise deliver in accordance with the procedures of DTC, to each affected Holder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13 CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14 Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.04 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3

REDEMPTION

SECTION 3.01 Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 3.09 hereof, together with accrued and unpaid interest to, but excluding, the redemption date.

SECTION 3.02 Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03 Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Section 3.09 hereof, it shall notify the Trustee in writing of (i) the paragraph or subparagraph of such Security and the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least two (2) Business Days (or such shorter period as shall be acceptable to the Trustee) before notice of redemption is required to be delivered or mailed to Holders pursuant to Section 3.05 but not more than 60 days before a redemption date if the redemption is pursuant to Section 3.09 hereof; provided, that notice may be given more than 60 days prior to a redemption date if the notice is (i) issued in connection with Section 8.01 or (ii) conditioned upon satisfaction (or waiver by the Issuer in its sole discretion) of one or more conditions precedent and any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion). Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.04 Selection of Securities to Be Redeemed. In the case of any partial redemption or purchase, the Trustee shall select the Securities to be redeemed or purchased on a pro rata basis to the extent practicable or, to the extent that selection on a pro rata basis is not practicable, by lot or such other method as the Trustee shall deem fair and appropriate and otherwise in accordance with the procedures of DTC; provided that no Securities of $2,000 or less shall be redeemed or purchased in part and all redemptions or purchases shall be made in increments of $1,000. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

After the redemption date, upon surrender of the Security to be redeemed in part only, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Securities upon cancellation of the Original Security (or appropriate book entries shall be made to reflect such partial redemption).

SECTION 3.05 Notice of Optional Redemption.

(a) At least 10 days but not more than 60 days before a redemption date pursuant to the optional redemption provisions of Section 3.09 hereof, the Issuer shall send electronically, mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed (except that such notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is (i) issued in connection with Section 8.01 or (ii) conditioned upon satisfaction (or waiver by the Issuer in its sole discretion) of one or more conditions precedent and any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion)).

Any such notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued and unpaid interest to the redemption date;

(iii) the paragraph or subparagraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(iv) the name and address of the Paying Agent;

(v) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(vi) if fewer than all the outstanding Securities are to be redeemed, the principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vii) any condition to such redemption;

(viii) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(ix) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and

(x) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

(b) At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section at least 2 Business Days (or such shorter period as shall be acceptable to the Trustee) prior to the date such notice is to be provided to Holders.

(c) Notice of any redemption of Securities described above may be given prior to such redemption, and any such redemption or notice may, at the Issuer’s sole discretion, be subject to one or more conditions precedent, and any notice of redemption made in connection with a related transaction or event may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof. Any such notice may provide that redemptions made pursuant to different provisions will have different redemption dates. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s sole discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived, in the Issuer’s sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee prior to the close of business on the Business Day immediately prior to the redemption date (or such shorter period as may be acceptable to the Trustee). Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Securities shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall deliver such notice to each Holder. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

SECTION 3.06 Effect of Notice of Redemption. Once notice of redemption is mailed or sent in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice (except as described in Section 3.05). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07 Deposit of Redemption Price. With respect to any Securities, prior to 11:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture or applicable law. If a Security is redeemed on or after a record date but on or prior to the related interest payment date, then any accrued and unpaid interest to the redemption date shall be paid on the relevant interest payment date to the Person in whose name such Security was registered at the close of business on such record date.

SECTION 3.08 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered; provided that no Securities of $2,000 or less shall be redeemed in part and all redemptions shall be made in increments of $1,000. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Security.

SECTION 3.09 Optional Redemption.

(a) On August 15, 2023 or thereafter, the Issuer may redeem the Securities, at its option, in whole at any time or in part from time to time, upon notice in accordance with Section 3.05, at the following redemption prices (expressed as a percentage of the principal amount of the Securities to be redeemed), plus accrued and unpaid interest thereon to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period commencing on August 15 of each of the years set forth below:

Year	Redemption Price
2023	104.375%
2024	102.188%
2025 and thereafter	100.000%

(b) At any time prior to August 15, 2023, the Issuer may redeem all or a part of the Securities, at its option, at any time or from time to time, upon notice in accordance with Section 3.05 of this Indenture or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

(c) At any time and from time to time on or prior to August 15, 2023, the Issuer may, at its option, on one or more occasions, upon notice in accordance with Section 3.05, redeem up to 40% of the aggregate principal amount of the Securities (including the aggregate principal amount of any Additional Securities, if applicable) with the net cash proceeds of one or more Equity Offerings by the Issuer at a redemption price equal to 108.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the aggregate principal amount of Securities so redeemed not to exceed an amount equal to the net cash proceeds from one or more Equity Offerings or a contribution to the Issuer’s common equity capital made from the net cash proceeds of one or more Equity Offerings; provided, however, that at least 50% of the sum of the aggregate principal amount of the Original Securities issued and any Additional Securities, if applicable, issued after the Issue Date must remain outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated upon not less than 10 nor more than 60 days’ notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the redemption procedures set forth herein.

(d) At any time and from time to time prior to August 15, 2023, the Issuer may at its option redeem during each 12-month period commencing with the Issue Date up to 10% of the aggregate principal amount of the Securities issued hereunder (including the aggregate principal amount of any Additional Securities, if applicable) upon notice in accordance with Section 3.05 at a redemption price of 103% of the aggregate principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to but not including the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

(e) Notwithstanding the foregoing, in connection with any Change of Control Offer, Asset Sale Offer or other tender offer, in each case, for all of the Securities, if Holders of not less than 90.0% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such Change of Control Offer, Asset Sale Offer or other tender offer and the Company, or any other Person making such Change of Control Offer or Asset Sale Offer in lieu of the Company as described above, purchases all of the Securities validly tendered and not validly withdrawn by such Holders, the Company or such other Person will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, Asset Sale Offer or other tender offer, as applicable, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment, Asset Sale Offer price or other tender offer price plus, to the extent not included in the Change of Control Offer, Asset Sale Offer or other tender offer payment, accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

ARTICLE 4

COVENANTS

SECTION 4.01 Payment of Securities. The Issuer shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 11:00 a.m., New York City time, money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02 Reports and Other Information.

(a) So long as any Securities are outstanding, the Issuer will furnish to the Trustee within 15 days after each of the periods set forth below:

(i) within 90 days after the end of each fiscal year, annual reports containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act of the Issuer, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form as if the Issuer had been a reporting company under the Exchange Act for such period, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q of the Issuer containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form as if the Issuer had been a reporting company under the Exchange Act for such period, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” subject to normal year-end adjustments and the absence of footnotes; and

(iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form as if the Issuer had been a reporting company under the Exchange Act for such period; provided, however, that no such report or information will be required to be so furnished if the Issuer determines in good faith that such event is not material to the Holders of the Securities or the business, assets, operations or financial condition of the Issuer and its Restricted Subsidiaries, taken as a whole;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall make available such information to securities analysts and prospective purchasers of Securities, in addition to providing such information to the Trustee and the Holders of the Securities, including by posting such information on a password protected online data system requiring user identification or the website of the Issuer or any of its Parent Companies (which may be password protected so long as the password is made promptly available by the Issuer to the Trustee, the Holders of the Securities and such prospective purchasers upon request); provided, further, that such reports required pursuant to clauses (i), (ii) and (iii) above (a) shall not be required to comply with Section 302, Section 404 or 906 of the Sarbanes-Oxley Act of 2002, as amended, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (b) shall not be required to comply with Items 402, 403, 406 and 407 of Regulation S-K promulgated by the SEC, (c) shall not be required to comply with Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC and (d) shall not be required to include any exhibits that would have been required to be filed pursuant to Item 601 of Regulation S-K promulgated by the SEC. The Trustee shall have no obligation whatsoever to determine whether or not such information has been posted. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Securities are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) If the Issuer has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Issuer, then the annual and quarterly information required above shall include a presentation of selected financial metrics (in the Issuer’s sole discretion) of such Unrestricted Subsidiaries as a group in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Notwithstanding the foregoing, the annual and quarterly information required pursuant to Section 4.02(a) shall include a presentation of total revenues, Adjusted EBITDA and total assets of Anagram Holdings, LLC and its subsidiaries on a consolidated basis, together with a reconciliation of Adjusted EBITDA to consolidated net income or operating income of Anagram Holdings, LLC, which presentation shall be substantially consistent with the presentation of such financial information in the Offering Memorandum (as determined by the Issuer in its sole discretion).

(c) Notwithstanding the foregoing, the Issuer may satisfy its obligations under this Section 4.02 with respect to information relating to the Issuer by furnishing information relating to any parent entity of the Issuer; provided that if and so long as such Parent Company has Independent Assets or Operations, the same is accompanied by consolidating financial information (which need not be audited) that explains in reasonable detail the differences between the financial information relating to such parent, on the one hand, and the financial information relating to the Issuer and the Restricted Subsidiaries on a stand-alone basis, on the other hand.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates with respect thereto). The Trustee shall have no responsibility for the filing, timeliness or content of such reports. Additionally, the Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website or data site under this Indenture.

(e) Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.01(c) until 120 days after the receipt of the written notice delivered thereunder. To the extent any information is not provided within the time periods specified in this Section 4.02 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time, and any Default with respect thereto shall be deemed to have been cured.

(f) Notwithstanding anything to the contrary set forth above, if the Issuer (or any direct or indirect parent of the Issuer) has made available through EDGAR or SEC filings the reports and information described in the preceding paragraphs with respect to Issuer (or, if applicable, any direct or indirect parent of the Issuer), the Issuer shall be deemed to be in compliance with the provisions of this Section 4.02.

SECTION 4.03 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this proviso); provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $25.0 million and (y) 18.0% of EBITDA of the Issuer for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis), at any one time outstanding.

(b) Section 4.03(a) shall not apply to:

(i) Indebtedness incurred pursuant to any Credit Facilities by the Issuer or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (i) and then outstanding does not exceed the sum of (A) $750.0 million and (B) such other amount so long as, after giving pro forma effect to such Indebtedness and the intended use of proceeds thereof (together with any other pro forma adjustments), the Consolidated Secured Debt Ratio of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of the Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this proviso) would be equal to or less than 4.25 to 1.00 on a pro forma basis; provided that solely for purposes of determining the amount that may be incurred under this clause (i)(B), any Indebtedness then being incurred under this clause (i)(B) on such date that is unsecured shall nevertheless be deemed (together with any Indebtedness outstanding under clause (xiii) below to the extent that such Indebtedness extends, replaces, refunds, refinances, renews or defeases unsecured Indebtedness originally incurred pursuant to this clause (i)(B) that was not subsequently otherwise classified or reclassified) to be secured at the time of incurrence and thereafter (for so long as such Indebtedness is outstanding under this clause (i)(B) or (xiii) unless otherwise classified or reclassified, in which case it shall no longer be deemed to be secured);

(ii) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Securities (including any Guarantee) (other than any Additional Securities);

(iii) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));

(iv) (x) Indebtedness (including Finance Lease Obligations) incurred or Disqualified Stock issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance the purchase, lease, replacement or improvement of property (real or personal) or equipment, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (y) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refund, refinance or replace any other Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (iv); provided that the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (x) and (y) of this clause (iv) does not exceed the greater of (1) $65.0 million and (2) 20.0% of EBITDA of the Issuer for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis), at any one time outstanding;

(v) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, bankers acceptances, warehouse receipts or similar instruments issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance or other social security legislation or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or incurrence;

(vi) Indebtedness arising from agreements of the Issuer or Restricted Subsidiaries providing for customary indemnification, adjustments of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary and not to exceed $5.0 million at any one time outstanding; provided that (in the case of a disposition) the maximum liability of the Issuer and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(vii) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Securities; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Securities of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (viii);

(ix) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (ix);

(x) (x) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes), and (y) Indebtedness in respect of any Bank Products or Cash Management Services in the ordinary course of business;

(xi) obligations (including reimbursement obligations with respect to letters of credit, bank guarantees or other similar instruments) in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice or industry practices;

(xii) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (xii), does not at any one time outstanding exceed the greater of (x) $100.0 million and (y) 51.0% of EBITDA of the Issuer for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis) (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xii) shall cease to be deemed incurred, issued or outstanding for purposes of this clause (xii) but shall be deemed incurred or issued for the purposes of Section 4.03(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under Section 4.03(a) without reliance on this clause (xii));

(xiii) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or issuance of Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness incurred (including any Designated Revolving Commitments thereunder) or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (i)(B), (ii), (iii), this clause (xiii) and clauses (xiv) and (xxv) of this Section 4.03(b) or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance or renew such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), penalties and similar amounts, defeasance costs and fees and expenses (including original issue discount, upfront fees or similar fees) in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred or issued which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the Maturity Date of the Securities);

(2) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (x) Indebtedness subordinated to or pari passu with the Securities or any Guarantee thereof, such Refinancing Indebtedness is subordinated to or pari passu with the Securities or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively;

(3) shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer, (y) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor or (z) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(4) any Refinancing Indebtedness incurred under this Section 4.03(b)(xiii) shall not be secured by any Liens other than Liens on the property or assets already securing the Indebtedness being refinanced hereunder, and any such new Liens and such Refinancing Indebtedness shall be subject to the same Lien priorities as the existing Indebtedness being refinanced;

and provided, further, that subclause (1) of this clause (xiii) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness outstanding under any Credit Facility incurred under clause (i) of this Section 4.03(b);

(xiv) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition, merger, consolidation or amalgamation or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or amalgamated or consolidated with or into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture or that is assumed by the Issuer or any Restricted Subsidiary in connection with such acquisition; provided that after giving pro forma effect to such acquisition, merger, amalgamation or consolidation, either:

(1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant;

(2) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries for the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred (or in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of the Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this subclause), is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(3) the Consolidated Total Debt Ratio of the Issuer and the Restricted Subsidiaries for the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred would be no greater than either (i) 6.00 to 1.00 or (ii) the Consolidated Total Debt Ratio immediately prior to such acquisition, merger, amalgamation or consolidation; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to this clause (3) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $25.0 million and (y) 18.0% of EBITDA of the Issuer for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis), at any one time outstanding;

(4) in the case of Secured Indebtedness, the Consolidated Secured Debt Ratio of the Issuer for the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available preceding the date on which such Secured Indebtedness is incurred (or in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of the Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this subclause) would be no greater than either (i) 4.25 to 1.00 or (ii) the Consolidated Secured Debt Ratio immediately prior to such acquisition, merger, amalgamation or consolidation; or

(5) the total amount of all such Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to finance all such acquisitions, mergers, consolidations or amalgamations under this clause (5) does not exceed the greater of (i) $10.0 million and (ii) 2.5% of EBITDA of the Issuer for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis);

(xv) Indebtedness (1) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence and (2) Indebtedness in respect of any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements entered into in the ordinary course of business;

(xvi) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit or bank guarantee issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xvii) (1) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or (2) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with Section 4.11;

(xviii) Indebtedness of Foreign Subsidiaries of the Issuer incurred not to exceed, together with any other Indebtedness incurred under this clause (xviii) at any one time outstanding, the greater of (1) $25.0 million and (2) 10.0% of the Consolidated Total Assets of Foreign Subsidiaries of the Issuer as of the most recently ended fiscal period for which internal financial statements are available (it being understood that any Indebtedness incurred pursuant to this clause (xviii) shall cease to be deemed incurred or outstanding for purposes of this clause (xviii) but shall be deemed incurred for the purposes of Section 4.03(a) from and after the first date on which the applicable Foreign Subsidiary could have incurred such Indebtedness under Section 4.03(a) without reliance on this clause (xviii));

(xix) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(xx) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing), or any direct or indirect parent thereof, in each case to finance the purchase or redemption of Equity Interests of the Issuer, a Restricted Subsidiary or any of their direct or indirect Parent Companies to the extent described in Section 4.04(b)(iv);

(xxi) Indebtedness incurred by a Receivables Subsidiary in a Receivables Facility that is not recourse to the Issuer or any Restricted Subsidiary other than the Receivables Subsidiary (except for Standard Securitization Undertakings);

(xxii) the incurrence of Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights or the settlement of any claims or actions (whether actual, contingent or potential) with respect to any acquisition (by merger, consolidation or amalgamation or otherwise) in accordance with the terms of this Indenture;

(xxiii) the incurrence of Indebtedness arising out of any Sale and Lease-Back Transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date incurred in the ordinary course of business or consistent with industry practice;

(xxiv) Indebtedness of the Issuer or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with (a) the Trustee to satisfy and discharge the Securities (including any accrued and unpaid interest) in accordance with the terms of this Indenture or (b) the trustee, agent or other Person acting in a similar capacity with respect to any Indebtedness to satisfy and discharge such Indebtedness in accordance with the terms thereof;

(xxv) Indebtedness (including Acquired Indebtedness) or Disqualified Stock of the Issuer or the incurrence or issuance of Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock by any Restricted Subsidiary, so long as the Consolidated Total Debt Ratio of the Issuer for the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available preceding the date on which such additional Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued (or in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of the Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause) would be no greater than 6.00 to 1.00, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom); provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $25.0 million and (y) 18.0% of EBITDA of the Issuer for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis), at any one time outstanding; and

(xxvi) to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxv) above.

(c) For purposes of determining compliance with this Section 4.03,

(i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time, whether at the time of incurrence or issuance or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (b)(i) through (xxiv) above or is entitled to be incurred pursuant to Section 4.03(a), such item of Indebtedness, Disqualified Stock or Preferred Stock, in whole or in part, shall be divided and classified or later re-divided and reclassified on one or more occasions among one or more of such clauses (b)(i) through (xxiv) or Section 4.03(a); provided that all Indebtedness outstanding under the ABL Facility on the Issue Date will at all times be deemed to be outstanding in reliance on Section 4.03(b)(i);

(ii) the Issuer is entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Sections 4.03(a) and 4.03(b), subject to the proviso to Section 4.03(c)(i); and

(iii) the principal amount of Indebtedness outstanding under any clause of this Section 4.03 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class, accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03. Any Refinancing Indebtedness and any Indebtedness, Disqualified Stock and Preferred Stock permitted to be incurred or issued to refinance Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to Section 4.03(b)(i), Section 4.03(b)(xii) and Section 4.03(b)(xviii) above shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), penalties and similar amounts, defeasance costs, accrued interest and dividends, underwriting costs and fees and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing, including with respect to such new Indebtedness, Disqualified Stock or Preferred Stock (and with respect to Indebtedness under Designated Revolving Commitments, will be permitted to include an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such Refinancing Indebtedness).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount or liquidation preference, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred or Disqualified Stock or Preferred Stock is issued, to extend, replace, refund, refinance, renew or defease other Indebtedness, Disqualified Stock or Preferred Stock, as applicable, denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation preference, as applicable, of such Refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed (x) the principal amount or liquidation preference, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being extended replaced, refunded, refinanced, renewed or defeased plus (y) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing (and, with respect to Indebtedness under Designated Revolving Commitments, will be permitted to include an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such Refinancing Indebtedness).

The principal amount of any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.

The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Securities or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

For purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and senior indebtedness is not deemed to be subordinated or junior to any other senior indebtedness merely because it has a junior priority lien with respect to the same collateral or because it is secured by different collateral or issued or guaranteed by other obligors.

SECTION 4.04 Limitation on Restricted Payments.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly (all such payments and other actions set forth in clauses (i) through (iv) below being collectively referred to as “Restricted Payments”):

(i) declare or pay any dividend or make any other payment or any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger or consolidation (other than: (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation, in each case held by Persons other than the Issuer or a Restricted Subsidiary;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Junior Lien Indebtedness, unsecured Pari Passu Indebtedness or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary, other than (A) Indebtedness permitted under clauses (vii) and (viii) of Section 4.03(b); or (B) the payment, redemption, repurchase, defeasance, acquisition or retirement for value of Junior Lien Indebtedness, unsecured Pari Passu Indebtedness or Subordinated Indebtedness, with respect to the satisfaction of a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; or

(iv) make any Restricted Investment,

unless, at the time of such Restricted Payment:

(1) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to any such Restricted Payment, on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under Section 4.03(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i) or (vi)(c) of Section 4.04(b) but excluding all other Restricted Payments permitted by Section 4.04(b) hereof), is less than the sum of (without duplication):

(A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on October 1, 2020 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(B) 100% of the aggregate net cash proceeds and the Fair Market Value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since October 1, 2020 from the issue or sale of:(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of: (x) Equity Interests to any future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuer, any direct or indirect Parent Company of the Issuer and the Issuer’s Subsidiaries since October 1, 2020 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv) of Section 4.04(b) hereof and (y) Designated Preferred Stock; and (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect Parent Companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv) of Section 4.04(b) hereof); or (ii) debt securities of the Issuer that have been converted into or exchanged for Equity Interests of the Issuer or its direct or indirect Parent Companies; provided, however, that this clause (B) shall not include the proceeds from (X) Refunding Capital Stock (as defined below), (Y) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary or (Z) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

(C) 100% of the aggregate amount of cash and the Fair Market Value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following October 1, 2020 other than by a Restricted Subsidiary; plus

(D) 100% of the aggregate amount received in cash and the Fair Market Value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case since October 1, 2020; or

(B) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (vii) of Section 4.04(b) hereof or to the extent such Investment constituted a Permitted Investment), in each case, after October 1, 2020; plus

(E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment of the Issuer or the Restricted Subsidiary in such Unrestricted Subsidiary (or the assets transferred), as determined by the Issuer in good faith or, if such Fair Market Value may exceed $50.0 million, by the board of directors of the Issuer, a copy of the resolution of which with respect thereto will be delivered to the Trustee at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (vii) of Section 4.04(b) hereof or to the extent such Investment constituted a Permitted Investment; plus

(F) 100% of the aggregate amount of Declined Excess Proceeds; plus

(G) an amount equal to the greater of (i) $25.0 million and (ii) 6.0% of EBITDA of the Issuer for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis).

(b) Section 4.04(a) shall not prohibit:

(i) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or distribution such dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Junior Lien Indebtedness, unsecured Pari Passu Indebtedness or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect Parent Company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”),

(B) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and

(C) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.04(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect Parent Company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(iii) the principal payment on, redemption, repurchase, defeasance, exchange or other acquisition or retirement of (a) any Junior Lien Indebtedness, unsecured Pari Passu Indebtedness, Subordinated Indebtedness or Disqualified Stock which constitutes Acquired Indebtedness (other than Acquired Indebtedness incurred (x) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary or (y) otherwise in connection with or contemplation of such acquisition), (b) Junior Lien Indebtedness, unsecured Pari Passu Indebtedness or Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor or Disqualified Stock of the Issuer (or a direct or indirect parent of the Issuer) or a Guarantor, (c) Disqualified Stock of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuer or a Guarantor or (d) Disqualified Stock of a Restricted Subsidiary that is not a Guarantor made by exchange for, or out of proceeds of the substantially concurrent sale of, Disqualified Stock of a Restricted Subsidiary that is not a Guarantor, that, in the case of clauses (b), (c) and (d), is incurred or issued, as applicable, in compliance with Section 4.03 so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium), penalty or similar amount required to be paid under the terms of the instrument governing the Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired, any tender premiums, plus any defeasance costs and any fees and expenses (including original issue discount, upfront or similar fees) incurred in connection therewith;

(B) to the extent such new Indebtedness is secured, the Liens securing such new Indebtedness have a Lien priority junior to the Liens securing the Securities;

(C) if the Indebtedness being repaid, repurchased, redeemed, defeased, exchanged, acquired or retired for value is Subordinated Indebtedness, such new Indebtedness is subordinated to the Securities or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired for value;

(D) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired (or, if earlier, a date that is at least 91 days after the Maturity Date of the Securities); and

(E) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity at the time incurred equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the Maturity Date of the Securities);

(iv) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect Parent Companies held by any future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuer, any of its Subsidiaries or any of its direct or indirect Parent Companies, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $10.0 million in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect Parent Companies, in each case to any future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuer, any of its Subsidiaries or any of its direct or indirect Parent Companies after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.04(a)(3) hereof; plus, in respect of any sale of Equity Interests in connection with an exercise of stock options, an amount equal to the amount required to by withheld by the Issuer or any of its direct or indirect Parent Companies in connection with such exercise under applicable law to the extent such amount is repaid to the Issuer or its direct or indirect Parent Company, as applicable, constituted a Restricted Payment and has not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.04(a)(3) hereof; plus

(B) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries or any of its direct or indirect Parent Companies after the Issue Date; less

(C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iv);

provided, further, that cancellation of Indebtedness owing to the Issuer or any of its Restricted Subsidiaries from any future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuer, any of the Issuer’s direct or indirect Parent Companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect Parent Companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued or incurred in accordance with Section 4.03 hereof to the extent such dividends are included in the definition of “Fixed Charges”;

(vi) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date; (b) the declaration and payment of dividends or distributions to a direct or indirect Parent Company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such Parent Company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount. of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 4.04(b); provided, however, in the case of each of (a), (b) and (c) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(vii) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities, not to exceed $1.0 million in any fiscal year (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), with unused amounts in any fiscal year not being carried over to succeeding fiscal years;

(viii) redemptions, repurchases, retirements or other acquisitions of Equity Interests deemed to occur (a) upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (b) in connection with the withholding portion of the Equity Interests granted or awarded to any future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuer, any direct or indirect Parent Company of the Issuer or any Subsidiary of the Issuer to pay for the taxes payable by such Persons upon such grant or award;

(ix) (A) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (ix)(A) (in the case of Restricted Investments, at the time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value)) not to exceed the greater of (x) $25.0 million and (y) 18.0% of EBITDA of the Issuer for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis); and (B) any Restricted Payments, so long as, after giving pro forma effect to the payment of any such Restricted Payments, the Consolidated Total Debt Ratio shall be no greater than 4.00 to 1.00;

(x) distributions or payments of Receivables Fees;

(xi) any Restricted Payments made in connection with the Refinancing Transactions or to fund the fees and expenses related thereto or amounts owed to Affiliates (including dividends to any direct or indirect Parent Company of the Issuer to permit payment by such Parent Company of such amounts), in each case with respect to any Restricted Payment to or owed to an Affiliate, to the extent permitted by Section 4.07;

(xii) the repurchase, redemption or other acquisition or retirement for value of any Junior Lien Indebtedness, unsecured Pari Passu Indebtedness or Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.06 and 4.08; provided that all Securities tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xiii) the declaration and payment of dividends or distributions by the Issuer or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect Parent Companies in amounts required for any direct or indirect Parent Companies to pay, in each case without duplication,

(A) franchise and similar taxes and other fees and expenses required to maintain their corporate existence;

(B) for any taxable period in which the Issuer and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Issuer is the common parent (a “Tax Group”), consolidated tax liabilities of such Tax Group that are attributable to the taxable income of the Issuer and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the lesser of (1) the amount that the Issuer and the Subsidiaries would have been required to pay in respect of federal, foreign, state and local income taxes in the aggregate if such entities were corporations paying taxes separately from any Tax Group on a standalone basis (it being understood and agreed that if the Issuer or any Subsidiary pays any such federal, foreign, state or local income taxes directly to such taxing authority, that a Restricted Payment in duplication of such amount shall not be permitted to be made pursuant to this clause (B)) and (2) the amount of income taxes actually paid by such Tax Group in respect of such taxable period; provided, further, that any permitted payment made pursuant to this clause (B) with respect to any taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Issuer or its Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar taxes;

(C) customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, officers, directors, employees and consultants of any direct or indirect Parent Company of the Issuer and any payroll, social security or similar taxes thereof to the extent such salaries, bonuses, severance, indemnification, obligations and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(D) interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any Restricted Subsidiary and that has been guaranteed by, or is otherwise, considered Indebtedness of, the Issuer incurred in accordance with Section 4.03;

(E) general corporate operating and overhead costs and expenses of any direct or indirect Parent Company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(F) fees and expenses other than to Affiliates of the Issuer related to any equity or debt offering of such Parent Company (whether or not successful); and

(G) to the extent constituting Restricted Payments, amounts that would be permitted to be paid by the Issuer or its Restricted Subsidiaries under Section 4.07(b) (other than Section 4.07(b)(ii)(A));

(H) payments to finance any Investment permitted to be made pursuant to this Section 4.04; provided that (i) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (ii) such parent shall, promptly following the closing thereof, cause (A) all property acquired (whether assets or Equity Interests) to be contributed to the Issuer or a Restricted Subsidiary or (B) the merger, consolidation or sale of all or substantially all assets (to the extent permitted pursuant to Section 5.01) of the Person formed or acquired into the Issuer or a Restricted Subsidiary in order to consummate such acquisition or Investment, (iii) such direct or indirect Parent Company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture, (iv) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to Section 4.04(a)(3)(C) hereof and (v) such

Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this Section 4.04 (other than pursuant to clause (xiii) of this Section 4.04(b)) or pursuant to the definition of “Permitted Investments”;

(xiv) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer, any of its Restricted Subsidiaries or any direct or indirect Parent Company of the Issuer; provided that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04;

(xv) payments and distributions to dissenting stockholders of Restricted Subsidiaries pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of any Restricted Subsidiary that complies with the terms of this Indenture or any other transaction that complies with the terms of this Indenture;

(xvi) the payment of dividends, other distributions and other amounts by the Issuer to, or the making of loans to, any Parent Company in the amount required for such parent to, if applicable, pay amounts equal to amounts required for any Parent Company, if applicable, to pay interest and/or principal (including AHYDO “catch-up payments”) on Indebtedness, the proceeds of which have been permanently contributed to the Issuer or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer or any Restricted Subsidiary incurred in accordance with this Indenture; provided that the proceeds contributed to the Issuer or such Restricted Subsidiary shall not increase amounts available for Restricted Payments pursuant to Section 4.04(a)(3) above; provided, further, that the aggregate amount of such dividends, distributions, loans and other amounts shall not exceed the amount of cash actually contributed to the Issuer for the incurrence of such Indebtedness; and

(xvii) the redemption, repurchase, defeasance, other acquisition or retirement for value of any Junior Lien Indebtedness or unsecured Pari Passu Indebtedness of the Issuer or any Restricted Subsidiary (1) up to an aggregate principal amount, together with all prior redemptions, repurchases, defeasances, acquisitions or retirements pursuant to this clause (1), not to exceed $40.0 million or (2) so long as (A) the Issuer has at least $200.0 million of consolidated unrestricted cash and Cash Equivalents as of the most recently ended fiscal period for which internal financial statements are available and (B) no amounts are outstanding under the ABL Facility as of such date of redemption, repurchase, defeasance, acquisition or retirement;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ix) and (xvii) of Section 4.04(b) in respect of a Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this Section 4.04, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (i) through (xvii) above and/or one or more of the clauses contained in the definition of “Permitted Investments,” or is entitled to be made pursuant to Section 4.04(a), the Issuer will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (i) through (xvii) and Section 4.04(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this Section 4.04.

As of the Issue Date, except for the Anagram Issuers and their Subsidiaries, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

For the avoidance of doubt, this Section 4.04 shall not restrict the making of any AHYDO “catch-up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.

SECTION 4.05 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer, in the case of a Restricted Subsidiary that is not a Guarantor, to any Restricted Subsidiary that is a Guarantor;

(b) make loans or advances to the Issuer or, in the case of a Restricted Subsidiary that is not a Guarantor, to any Restricted Subsidiary that is a Guarantor; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or, in the case of a Restricted Subsidiary that is not a Guarantor, to any Restricted Subsidiary that is a Guarantor;

(d) except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the Existing Notes and the related documentation;

(2) this Indenture, the Securities, the related Guarantees, the Pari Intercreditor Agreement, the ABL Intercreditor Agreement and the Security Documents;

(3) purchase money obligations for property acquired and Finance Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property or assets so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

(6) contracts or agreements for the sale of assets, including any restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.03 and 4.12 that apply to the assets securing such Indebtedness and/or the Restricted Subsidiaries incurring or guaranteeing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued subsequent to the Issue Date pursuant to the provisions of Section 4.03;

(10) customary provisions in any joint venture agreement and other similar agreement entered into in the ordinary course of business;

(11) customary provisions contained in leases, subleases, licenses or sublicenses, Equity Interests or asset sale agreements and other similar agreements, in each case, entered into in the ordinary course of business;

(12) any encumbrances or restrictions of the type referred to in Sections 4.05(a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(13) any agreement or instrument relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred or issued subsequent to the Issue Date pursuant to Section 4.03 that contains encumbrances and other restrictions that either (x) are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers or as otherwise in effect on the Issue Date, or (y) either (i) the Issuer determines that such encumbrance or restriction will not adversely affect, in any material respect, the Issuer’s ability to make principal and interest payments on the Securities as and when they come due or (ii) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness, in each case, in the good faith judgment of the Issuer;

(14) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(15) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 4.06 pending the consummation of such sale, transfer, lease or other disposition;

(16) customary restrictions and conditions contained in the document relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this clause (16);

(17) restrictions created in connection with any Receivables Facility that in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility; and

(18) agreements entered into in connection with a Sale and Lease-Back Transaction entered into in the ordinary course of business or consistent with industry practice.

For purposes of determining compliance with this Section 4.05, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06 Asset Sales.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(i) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(ii) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, calculated on a cumulative basis, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer), contingent or otherwise, of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Securities, that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $40.0 million and (y) 14.0% of EBITDA of the Issuer for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis) at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b) Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(i) to repurchase the Securities on a pro rata basis pursuant to an offer to all Holders at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase, or pursuant to a notice of redemption issued in compliance with Section 3.09 of this Indenture;

(ii) in respect of any Asset Sale involving Notes Priority Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Notes Priority Collateral, to repurchase, prepay, redeem or repay Indebtedness that is secured by a Lien on the same Notes Priority Collateral on a pari passu basis (including, for the avoidance of doubt, any Refinancing Indebtedness in respect thereof); provided that the Issuer or such Restricted Subsidiary, as applicable, shall equally and ratably reduce obligations under the Securities;

(iii) in respect of any Asset Sale involving ABL Facility Priority Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any ABL Facility Priority Collateral, to repurchase, prepay, redeem or repay Indebtedness under the ABL Facility and to reduce commitments thereunder (including, for the avoidance of doubt, any Refinancing Indebtedness in respect thereof);

(iv) in respect of any Asset Sale involving Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Collateral, to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other properties or assets that, in the case of (a), (b) or (c), constitute or are in respect of (x) Notes Priority Collateral in the case of an Asset Sale of Notes Priority Collateral and (y) ABL Facility Priority Collateral or Notes Priority Collateral in the case of an Asset Sale of ABL Facility Priority Collateral, which replace the businesses, properties and/or other assets that are the subject of such Asset Sale and are thereupon with their acquisition added to the Collateral securing the Securities;

(v) in respect of any Asset Sale not involving Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Collateral, to repurchase, prepay, redeem or repay Indebtedness of a Restricted Subsidiary which is not a Guarantor, including Indebtedness guaranteed by such Restricted Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary) or Indebtedness of the Issuer or any Guarantor that is secured by a Lien or that is senior unsecured Indebtedness;

(vi) in respect of any Asset Sale not involving Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Collateral, to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other properties or assets that, in the case of each of (a) and (c), replace the businesses, properties and/or other assets that are the subject of such Asset Sale; or

(vii) any combination of the foregoing;

provided that, in the case of clauses (iv) and (vi) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of such 450th day and 180 days of such commitment (an “Acceptable Commitment”); provided, further, that if an Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied and after such 450th day, then such Net Proceeds shall constitute Excess Proceeds (as defined below).

If an Event of Default has occurred and is continuing, the Company or the applicable Guarantor shall, pending the final application of any Net Proceeds, deposit such Net Proceeds in a Notes Proceeds Account in which the Collateral Trustee (subject to the terms of the Intercreditor Agreements) has a perfected security interest for the benefit of the Secured Parties in accordance with the applicable Lien priorities described in the Intercreditor Agreements.

(c) Any Net Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in clause (i) of Section 4.06(b), shall be deemed to have been invested or applied whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds

$25.0 million, the Issuer shall make an offer (an “Asset Sale Offer”) to all Holders of the Securities and, at the option of the Issuer, to (i) in the case of Excess Proceeds of an Asset Sale involving Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Collateral, any holders of Pari Passu Lien Indebtedness and (ii) in the case of Excess Proceeds of an Asset Sale not involving Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Collateral, any holders of Pari Passu Indebtedness, in each case to purchase the maximum aggregate principal amount of the Securities that is at least $2,000 and an integral multiple of $1,000 in excess thereof and any Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as the case may be, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, or 100% of the accreted value thereof, if less, plus accrued and unpaid interest (or, in respect of any such Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as the case may be, such lesser price, if any, as may be provided for by the terms of such Indebtedness) to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within thirty Business Days after the date that Excess Proceeds exceed $25.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee, or otherwise delivered in accordance with the procedures of DTC.

To the extent that the aggregate amount of Securities and Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds used to make such Asset Sale Offer, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in this Indenture (any such remaining Excess Proceeds amount, “Declined Excess Proceeds”). If the aggregate principal amount of Securities and Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as the case may be, surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in Section 3.04. Selection of such Pari Passu Lien Indebtedness or Pari Passu Indebtedness will be made pursuant to the terms of such Indebtedness. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds used to make such Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

Pending the final application of any Net Proceeds pursuant to this Section 4.06, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Notwithstanding any other provisions of this Section 4.06, to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the Issuer or a Guarantor (the Issuer hereby agreeing to use commercially reasonable efforts (as determined in the Issuer’s reasonable business judgment) to otherwise cause the Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law to permit such repatriation to the Issuer or a Guarantor), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, an amount equal to such amount of Net Proceeds so permitted to be repatriated will be promptly (and in any event no later than ten (10) Business Days after such repatriation is permitted) applied (net of any taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) in compliance with this covenant. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. For the avoidance of doubt, nothing in this Indenture shall be construed to require any Subsidiary to repatriate cash.

SECTION 4.07 Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $15.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis or, if in the good faith judgment of the board of directors no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view; and

(ii) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b) Section 4.07(a) shall not apply to the following:

(i) transactions between or among the Issuer or any of its Restricted Subsidiaries, or an entity that becomes a Restricted Subsidiary as a result of such transaction, and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such merger, consolidation or amalgamation of the Issuer is otherwise in compliance with the terms of this Indenture;

(ii) (A) Restricted Payments permitted by Section 4.04 and (B) Investments constituting Permitted Investments;

(iii) the payment of reasonable and customary fees and reimbursement of expenses and compensation paid to, and indemnities provided on behalf of or for the benefit of, future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuer, any of its direct or indirect Parent Companies or any of its Restricted Subsidiaries;

(iv) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(v) any agreement as in effect as of the Issue Date, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not disadvantageous in any material respect in the good faith judgment of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date), or any transaction contemplated thereby as determined in good faith by the Issuer;

(vi) (A) transactions with customers, clients, suppliers, contractors, or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norms;

(vii) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(viii) payments by the Issuer or any of its Restricted Subsidiaries made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the disinterested board of directors of the Issuer in good faith or are otherwise permitted by this Indenture;

(ix) payments or loans (or cancellation of loans) or advances to employees, officers, directors, members of management or consultants (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuer, any of its direct or indirect Parent Companies or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees, officers, directors, members of management or consultants (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) which, in each case, are approved by a majority of the board of directors of the Issuer, in good faith;

(x) the Refinancing Transactions, the payment of all fees and expenses relating to the Refinancing Transactions and the use of proceeds of the Refinancing Transactions;

(xi) any contribution to the capital of the Issuer or any Restricted Subsidiary;

(xii) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by a majority of the board of directors of the Issuer in good faith;

(xiii) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;

(xiv) payments and other transactions in respect of Indebtedness of the Issuer and its Subsidiaries held by Affiliates so long as such Affiliates are treated no more favorably than any non-Affiliate holders of such Indebtedness;

(xv) transactions with a Person that is an Affiliate of the Issuer (other than an Unrestricted Subsidiary) solely because the Issuer or any Restricted Subsidiary owns Equity Interests in such Person; and

(xvi) transactions pursuant to or required by the Intra-Company Agreements.

SECTION 4.08 Change of Control.

(a) Upon the occurrence of a Change of Control after the Issue Date, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Securities as described in Article 3 hereto, the Issuer will make an offer to purchase all of the Securities pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase, subject to the right of Holders of record of the Securities on the relevant record date to receive interest due on the relevant interest payment date.

(b) Within 60 days following any Change of Control, the Issuer will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Securities to the registered address of such Holder or otherwise in accordance with the procedures of DTC, with the following information:

(i) that a Change of Control Offer is being made pursuant to this Section 4.08, and that all Securities properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase, subject to the right of Holders of record of the Securities on the relevant record date to receive interest due on the relevant interest payment date;

(ii) the purchase price and the purchase date, which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”), subject to the extension (in the case where such notice was mailed or otherwise delivered prior to the occurrence of the Change of Control) in the event that occurrence of the Change of Control is delayed;

(iii) that any Security not properly tendered will remain outstanding and continue to accrue interest;

(iv) that unless the Issuer defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control;

(vi) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii) that Holders will be entitled to withdraw their tendered Securities and their election to require the Issuer to purchase such Securities; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder of the Securities, the principal amount of Securities tendered for purchase, and a statement that such Securities is withdrawing its tendered Securities and its election to have such Securities purchased;

(viii) that if the Issuer is redeeming less than all of the Securities, the Holders of the remaining Securities will be issued new Securities and such new Securities will be equal in principal amount to the unpurchased portion of the Securities surrendered. The unpurchased portion of the Securities must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000;

(ix) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such repurchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(x) the other instructions, as determined by the Issuer, consistent with this Section 4.08, that a Holder must follow.

Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and cancelled at the option of the Issuer. Securities purchased by a third party pursuant to the preceding paragraph will have the status of Securities issued and outstanding.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Securities as to all other Holders that properly received such notice without defect.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(c) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1) accept for payment all Securities issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Securities so accepted together with an Officer’s Certificate to the Trustee stating that such Securities or portions thereof have been tendered to and purchased by the Issuer.

(d) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e) Other than as specifically provided in this Section 4.08, any purchase pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 3.04, 3.07 and 3.08 hereof.

(f) The Issuer’s obligations to make an offer to repurchase the Securities as a result of a Change of Control under this Section 4.08 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

SECTION 4.09 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending on or about December 31, 2021, a certificate (the signer of which shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer) stating that in the course of the performance by the signer of the signer’s duties as an Officer of the Issuer the signer would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If the signer does, the certificate shall describe the Default, its status and the action the Issuer is taking or proposes to take with respect thereto.

(b) Together with the delivery of each officer’s certificate delivered pursuant to Section 4.09(a) hereof, the Issuer shall deliver to the Collateral Trustee a Perfection Certificate Supplement (as defined in the Security Agreement), either confirming that there has been no change in the information contained in the Perfection Certificate (as defined in the Security Agreement) delivered on the Issue Date, or the date on which the most recent Perfection Certificate Supplement was delivered to the Collateral Trustee, or identifying changes to such information previously disclosed.

(c) The Issuer shall deliver to the Trustee, within 20 Business Days after any Officer of the Issuer becomes aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.

SECTION 4.10 Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Issuer shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee Capital Markets Indebtedness of the Issuer or any Guarantor), other than a Guarantor or an Excluded Subsidiary, to guarantee the payment of (i) any Indebtedness (including, for the avoidance of doubt, commitments in respect thereof) of the Issuer or any other Guarantor under any Senior Credit Facilities or (ii) Capital Markets Indebtedness of the Issuer or any Guarantor, in each case, having an aggregate principal amount outstanding in excess of $25.0 million unless:

(1) such Restricted Subsidiary within 45 days executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit C hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Securities or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Securities; and

(2) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee, provided that this Section 4.11 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Each Guarantee will be limited, to the extent enforceable, to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary will not be required to comply with clause (1) or (2) of this Section 4.11 and such Guarantee may be released at any time in the Issuer’s sole discretion; provided that at the time of such release, no Default or Event of Default shall have occurred and be continuing or would occur as consequences thereof.

Each Guarantee shall be released in accordance with Section 10.02(b) or (c), as applicable.

SECTION 4.12 Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 4.12.

SECTION 4.13 Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 12.01; provided that no service of legal process may be made against the Issuer at any office of the Trustee.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the corporate trust office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.14 Intra-Company Agreements. The Intra-Company Agreements shall remain in full force and effect (except as otherwise terminated in accordance with their respective terms), and the Issuer will adhere to all terms and provisions thereof in all material respects, in each case pursuant to the terms of such Intra-Company Agreements.

SECTION 4.15 Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness for borrowed money other than guarantees of Indebtedness under the ABL Facility by the borrowers and their subsidiaries parties thereto and permitted thereunder; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents (as defined in the ABL Credit Agreement) to which it is a party or any other Lien created in connection with the ABL Facility and Liens in the ordinary course of business of Holdings conducted in accordance with this Section 4.15 (other than in respect of Indebtedness); (c) engage in any business activity or own any material assets other than (i) holding 100.0% of the Capital Stock of the Issuer and, indirectly, any other subsidiary, (ii) performing its obligations under the ABL Facility, Liens (including the granting of Liens) and guarantees permitted thereunder, (iii) issuing its own Capital Stock, (iv) filing tax reports and paying taxes in the ordinary course (and contesting any taxes); (v) preparing reports to governmental authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure or to comply with applicable law; (vii) holding Cash Equivalents and other assets received in connection with Restricted Payments or Investments made by the Issuer and its Subsidiaries or contributions to, or proceeds from the issuance of, issuances of Capital Stock of Holdings, in each case, pending the application thereof in a manner not prohibited by the ABL Facility; (ix) providing indemnification for its officers, directors or members of management; (x) participating in tax, accounting and other administrative matters; (xi) the performance of its obligations under the other documents, agreements and Investments contemplated by the ABL Facility and (xii) activities incidental to the foregoing; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; provided that so long as no Default or Event of Default exists or would result therefrom, Holdings may merge with any other Person (other than the Issuer and any of its Subsidiaries) so long as (i) Holdings shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation is not Holdings, (A) the successor Holdings shall expressly assume all the obligations of Holdings under this Indenture and the Securities pursuant to supplemental indentures or other documents or instruments; (B) such successor shall be an entity organized under the laws of the United States, any state thereof or the District of Columbia and (C) the Issuer shall deliver a certificate of a responsible officer with respect to the satisfaction of the conditions under clauses (A) and (B) hereof; provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor Holdings will succeed to, and be substituted for, Holdings under this Indenture; or (e) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

SECTION 4.16 Termination and Suspension of Certain Covenants.

(a) If, on any date following the Issue Date, (i) the Securities have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) then, beginning on that day and continuing at all times thereafter until the Reversion Date, as defined below, the Issuer and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11 and clause (iv) of Section 5.01(a) of this Indenture (collectively, the “Suspended Covenants”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is referred to herein as the “Suspension Period.”

On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be classified as having been incurred or issued pursuant to Section 4.03(b)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 shall be made as though Section 4.04 had been in effect prior to, but not during, the Suspension Period. No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Issuer or the Restricted Subsidiaries, or events occurring, during the Suspension Period. On and after each Reversion Date, the Issuer and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period so long as such contract and such consummation would have been permitted during such Suspension Period.

(b) For purposes of Section 4.05, on the Reversion Date, any contractual encumbrances or restrictions of the type specified in clause (a), (b) or (c) of Section 4.05 entered into during the Suspension Period, will be deemed to have been in effect on the Issue Date, so that they are permitted under clause (1) of Section 4.05.

(c) For purposes of Section 4.06, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

(d) For purposes of Section 4.07, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of Section 4.07(b)(v).

(e) During a Suspension Period, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the third sentence of the definition of “Unrestricted Subsidiaries”.

(f) The Issuer shall deliver promptly to the Trustee an Officer’s Certificate notifying it of the occurrence of any Covenant Suspension Event or any Reversion Date. The Trustee shall have no independent obligation to determine if a Suspension Period has commenced or terminated, to notify the Holders regarding the same or to determine the consequences thereof.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Issuer shall not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Securities is a corporation;

(ii) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture, the Securities, the Security Documents and the Intercreditor Agreements pursuant to supplemental indentures or other documents or instruments;

(iii) immediately after such transaction, no Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, either:

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(v) each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(b)(i)(B) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(vi) the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

The Successor Company (if other than the Issuer) shall succeed to, and be substituted for the Issuer, as the case may be, under this Indenture and the Securities, and in such event the Issuer will automatically be released and discharged from its obligation under this Indenture and the Securities. Notwithstanding the foregoing clauses (iii), (iv) and (vi) of Section 5.01(a) (which shall not apply to the following): (A) any Restricted Subsidiary may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer, and (B) the Issuer may consolidate with or merge with or into or wind up into an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in a State of the United States, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

(b) No Guarantor shall, and the Issuer shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person” ), (B) the Successor Person (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments, (C) immediately after such transaction, no Default exists, and (D) the Successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(ii) the transaction is otherwise permitted by this Indenture, including in compliance with clauses (i) and (ii) of Section 4.06(a) hereof.

Except as otherwise provided in this Indenture, the Successor Person (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, (1) a Guarantor may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Guarantor or the Issuer and (2) a Guarantor may consolidate with or merge with or into or wind up or convert into an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or the District of Columbia so long as the amount of Indebtedness of the Guarantor is not increased thereby.

Clauses (iii) and (iv) of Section 5.01(a) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and the Restricted Subsidiaries.

SECTION 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such Successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default. An “Event of Default” with respect to the Securities occurs if:

(a) there is a default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities;

(b) there is a default for 30 days or more in the payment when due of interest on or with respect to the Securities;

(c) Issuer or any Guarantor fails for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Securities (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (a) and (b) above) contained in this Indenture, the Securities, the Security Documents, the Pari Intercreditor Agreement or the ABL Intercreditor Agreement;

(d) there is a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Securities, if both:

(i) such default either results from the failure to pay any principal of such Indebtedness at its stated maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(ii) the principal amount of such Indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any principal at its stated maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $75.0 million or more at any one time outstanding;

(e) Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, fails to pay final judgments aggregating in excess of $75.0 million (net of amounts covered by insurance policies issued by insurance companies), which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(f) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Issuer or any such Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary; or

(iii) orders the winding up or liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(h) the Guarantee of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect (except as contemplated by the terms thereof) or any responsible officer of any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(i) except (a) as expressly permitted by this Indenture, the Intercreditor Agreements and the applicable Security Documents, (b) for the satisfaction in full of all obligations under this Indenture or the release of any such security interest in accordance with the terms of this Indenture, the Intercreditor Agreements or the applicable Security Documents, (c) to the extent that any loss of perfection or priority results from the failure of the Collateral Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to authorize any Guarantor or the Issuer to file Uniform Commercial Code amendments relating to any Guarantor’s or Issuer’s change of name or jurisdiction of formation after having received prior written notice by the Issuer of the same, if any material provision of the Security Documents or the Guarantees shall for any reason cease to be in full force and effect and such default continues for 30 days or the Issuer shall so assert, or any security interest created, or purported to be created, by any of the Security Documents shall cease to be enforceable with respect to any material portion of the Collateral covered or purported to be covered thereby and such default continues for 30 days.

In the event of any Event of Default specified in clause 6.01(d) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured, waived or is no longer continuing.

SECTION 6.02 Acceleration. If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 hereof with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Securities by notice to the Issuer (with a copy to the Trustee if from the Holders) may declare the principal, premium, if any, and accrued but unpaid interest and any other monetary obligations on all the then outstanding Securities to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately.

Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(f) or (g) hereof with respect to the Issuer occurs, the principal of, premium, if any, and accrued but unpaid interest on all Securities will ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee (with a copy to the Issuer, provided that any rescission under this Section 6.02 shall be valid and binding notwithstanding the failure to provide a copy of such notice to the Issuer) may on behalf of all of the Holders rescind an acceleration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

SECTION 6.03 Other Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent permitted by law, all available remedies are cumulative.

SECTION 6.04 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the then outstanding Securities by written notice to the Trustee (with a copy to the Issuer, provided that any waiver under this Section 6.04 shall be valid and binding notwithstanding the failure to provide a copy of such notice to the Issuer) may on the behalf of all Holders waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any Security held by a non-consenting Holder. When a Default or Event of Default is so waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holder) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06 Limitation on Suits.

(a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii) Holders of at least 30% in principal amount of the total outstanding Securities have requested the Trustee, in writing, to pursue the remedy;

(iii) Holders of the Securities have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(v) Holders of a majority in principal amount of the total outstanding Securities have not given the Trustee a written direction inconsistent with such request within such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07 Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing with respect to Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in such Securities) and the amounts provided for in Section 7.06.

SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders of Securities then outstanding allowed in any judicial proceedings relative to the Issuer or any Guarantor, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee (acting in any capacity hereunder) and Collateral Trustee for amounts due under Section 7.06;

SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuer or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall send to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12 Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) in the absence of negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture, the Securities, the Intercreditor Agreements or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest or investment income on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

SECTION 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute negligence, willful misconduct or bad faith as determined by a nonappealable order of a court of competent jurisdiction.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, the Securities and the Security Documents.

(n) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Trust Officer of the Trustee.

(o) The permissive rights of the Trustee under this Indenture and the Security Documents shall not be construed as duties.

(p) Each of the above described rights (a) through (o) hereof shall inure to the benefit of and be enforceable by the Collateral Trustee hereunder and under the Intercreditor Agreements and the Security Documents.

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or other Security Documents or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s or its agent’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 12.01 hereof from the Issuer, any Guarantor or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders of Securities and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment.

SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee, or promptly after discovery or obtaining notice if such discovery is made or notice is received more than 90 days after the Default occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06 Compensation and Indemnity. The Issuer shall pay to the Trustee (acting in any capacity hereunder) and the Collateral Trustee from time to time such compensation for its services as shall be agreed in writing between the Issuer and the Trustee and the Collateral Trustee. The Trustee and the Collateral Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Collateral Trustee, as applicable, upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such disbursements, advances or expenses as may be attributable to its gross negligence, willful misconduct or bad faith as determined by a final nonappealable order of a court of competent jurisdiction. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee and the Collateral Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder) and the Collateral Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of this trust and the performance of its duties under this Indenture, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuer or a Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Securities or the removal or resignation of the Trustee or the Collateral Trustee. The Trustee and the Collateral Trustee shall notify the Issuer of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if the Issuer assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense; provided, further, that the Issuer shall be required to pay the reasonable fees and expenses of such counsel in evaluating such conflict. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith as finally determined by a final nonappealable order of a court of competent jurisdiction.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section, the Trustee and the Collateral Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee and the Collateral Trustee other than money or property held in trust to pay principal of and interest on particular Securities pursuant to Article 8 hereof or otherwise.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee or the Collateral Trustee. Without prejudice to any other rights available to the Trustee or the Collateral Trustee under applicable law, when the Trustee or the Collateral Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee or the Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if adequate indemnity against such risk or liability is not assured to its satisfaction.

SECTION 7.07 Replacement of Trustee or Collateral Trustee.

(a) A resignation or removal of the Trustee or Collateral Trustee and appointment of a successor Trustee or Collateral Trustee, as applicable will become effective only upon the applicable successor Trustee or Collateral Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee or Collateral Trustee, as applicable, may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee or Collateral Trustee, as applicable, by so notifying the Trustee or Collateral Trustee, as applicable, and the Issuer in writing, and may appoint a successor Trustee or Collateral Trustee, as applicable. The Issuer shall remove the Trustee or Collateral Trustee if:

(i) the Trustee or Collateral Trustee, as applicable, fails to comply with Section 7.09;

(ii) the Trustee or Collateral Trustee, as applicable, is adjudged bankrupt or insolvent, or an order for relief is entered with respect to the Trustee or Collateral Trustee under any Bankruptcy Law;

(iii) a receiver or other public officer takes charge of the Trustee or Collateral Trustee, as applicable, or its property; or

(iv) the Trustee or Collateral Trustee, as applicable, otherwise becomes incapable of acting.

(c) If the Trustee or Collateral Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee or Collateral Trustee, as applicable, or if a vacancy exists in the office of Trustee or Collateral Trustee, as applicable, for any reason (the Trustee or Collateral Trustee, as applicable, in any such event being referred to herein as the retiring Trustee or retiring Collateral Trustee, as applicable), the Issuer shall promptly appoint a successor Trustee or Collateral Trustee, as applicable.

(d) A successor Trustee or Collateral Trustee, as applicable, shall deliver a written acceptance of its appointment to the retiring Trustee or Collateral Trustee, as applicable, and to the Issuer. Thereupon the resignation or removal of the retiring Trustee or Collateral Trustee, as applicable, shall become effective, and the successor Trustee or Collateral Trustee, as applicable, shall have all the rights, powers and duties of the Trustee or Collateral Trustee, as applicable, under this Indenture. The successor Trustee or Collateral Trustee, as applicable, shall mail a notice of its succession to the Holders. The retiring Trustee or Collateral Trustee, as applicable, shall promptly transfer all property held by it as Trustee or Collateral Trustee, as applicable, to the successor Trustee or Collateral Trustee, as applicable, subject to the Lien provided for in Section 7.06. The retiring Trustee or Collateral Trustee, as applicable, shall have no responsibility or liability for any action or inaction of a successor Trustee.

(e) If a successor Trustee or Collateral Trustee, as applicable, does not take office within 60 days after the retiring Trustee or Collateral Trustee, as applicable, resigns or is removed, the retiring Trustee or Collateral Trustee, as applicable, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee or Collateral Trustee, as applicable.

(f) If the Trustee or Collateral Trustee, as applicable, fails to comply with Section 7.09, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee or Collateral Trustee, as applicable, and the appointment of a successor Trustee or Collateral Trustee, as applicable.

(g) Notwithstanding the replacement of the Trustee or Collateral Trustee, as applicable, pursuant to this Section, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee or retiring Collateral Trustee, as applicable.

SECTION 7.08 Successor Trustee or Collateral Trustee by Merger. If the Trustee or Collateral Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, limited liability company or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or Collateral Trustee, as applicable.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09 Eligibility; Disqualification. The Trustee, any Paying Agent, any Registrar, any Authenticating Agent, the Collateral Trustee or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Registrar, Authenticating Agent, Collateral Trustee or such other agent; provided that, if the Trustee acquires any conflicting interest (as such term is defined in the Trust Indenture Act), it must eliminate such conflict within 90 days or resign as Trustee.

SECTION 7.10 Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Securities when either:

(1) (a) all Securities theretofore authenticated and delivered, except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from trust, have been delivered to the Trustee for cancellation; or

(b) (i) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness as determined by the Issuer on the Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but not including, the date of maturity or redemption; (ii) the Issuer and/or the Guarantors have paid or caused to be paid all sums payable by it under this Indenture; and (iii) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of deposit, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(c) In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(2) Subject to Section 8.02, the Issuer may, at its option and at any time, elect to discharge (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.14 and 4.15 for the benefit of the Holders and the operation of Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Issuer only), 6.01(g) (with respect to Significant Subsidiaries of the Issuer only), 6.01(h) and 6.01(i) (“covenant defeasance option”) for the benefit of the Holders. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of the Securities shall be terminated simultaneously with the termination of such obligations so long as no Securities are then outstanding.

(3) If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Issuer only), 6.01(g) (with respect to Significant Subsidiaries of the Issuer only), 6.01(h), 6.01(i) or because of the failure of the Issuer to comply with subclause (a)(iv) of Section 5.01.

(4) Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(5) Notwithstanding clause (2)(i) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 4.13, 7.06, 7.07 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02 Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option or its covenant defeasance option, in each case, with respect to the Securities only if:

(i) the Issuer shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, and interest due on the Securities on the stated Maturity Date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Securities (provided that if such redemption is made as provided under Paragraph 5 of the form of Securities set forth in Exhibit A hereto, (x) the amount of cash in U.S. dollars, Government Securities, or a combination thereof, that the Issuer must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the Issuer must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date), and the Issuer must specify whether such Securities are being defeased to maturity or to a particular redemption date;

(ii) in the case of the exercise of a legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (b) since the issuance of the Securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such exercise of a legal defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such exercise of a legal defeasance option had not occurred;

(iii) in the case of exercise of a covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such exercise of a covenant defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such exercise of a covenant defeasance option had not occurred;

(iv) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(v) such exercise of a legal defeasance option or exercise of a covenant defeasance option shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such exercise of a legal defeasance option or exercise of a covenant defeasance option and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(vi) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(vii) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the exercise of a legal defeasance option or the exercise of a covenant defeasance option, as the case may be, have been complied with.

Notwithstanding the foregoing, an Opinion of Counsel required by the immediately preceding paragraph with respect to legal defeasance need not be delivered if all of the Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust money or Government Securities (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Securities through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04 Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon written request any money or Government Securities held by it as provided in this Article 8 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Securities have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05 Indemnity for Government Securities. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

SECTION 8.06 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01 Without Consent of the Holders. The Issuer, the Guarantors (with respect to a Guarantee or this Indenture to which it is a party), the Trustee and/or the Collateral Trustee may amend or supplement this Indenture, any Guarantee, the Securities, the Intercreditor Agreements and any Security Document without the consent of any Holder:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency, as provided to the Trustee in an Officer’s Certificate;

(ii) to provide for uncertificated Securities of such series in addition to or in place of certificated Securities;

(iii) to comply with the covenant relating to mergers, consolidations and sales of assets;

(iv) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in a transaction that complies with this Indenture;

(v) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(vii) to evidence and provide for the acceptance and appointment under this Indenture or the Intercreditor Agreements of a successor Trustee or successor Collateral Trustee thereunder pursuant to the requirements thereof or to provide for the accession by the Trustee or the Collateral Trustee, as applicable, to this Indenture, the Intercreditor Agreements or any Security Document;

(viii) to allow any Restricted Subsidiary to provide a Guarantee and execute a supplemental indenture and/or to release a Guarantor in accordance with the terms of this Indenture, the Intercreditor Agreements or the Security Documents;

(ix) to conform the text of this Indenture, the Guarantees or the Securities to any provision of the Offering Memorandum under the caption “Description of Notes” to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Securities;

(x) to make certain changes to this Indenture to provide for the issuance of Additional Securities;

(xi) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(xii) (A) to enter into additional or supplemental Security Documents or otherwise add additional parties or Collateral to further secure the Securities or any Guarantees or any other Obligations under this Indenture or (B) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(xiii) to confirm and evidence the release of the Collateral from the Lien, or the subordination of Liens with respect to the Collateral, pursuant to this Indenture, the Security Documents, the Intercreditor Agreements when permitted or required by the Security Documents, this Indenture or the Intercreditor Agreements, as the case may be;

(xiv) in the case of the Security Documents, to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Trustee for the benefit of the Secured Parties or in favor of lenders under the ABL Facility or the holders of the Existing Secured Notes, in any property which is required by the Security Documents, the ABL Facility or the Existing Secured Notes (each, as in effect on the Issue Date) to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to the Collateral Trustee, or to the extent necessary to grant a security interest in the Collateral for the benefit of any Person; provided that the granting of such security interest is not prohibited by this Indenture or the Intercreditor Agreement; or

(xv) to add any Pari Passu Lien Indebtedness or Obligations in connection with any Senior Credit Facilities, to the extent permitted under this Indenture, the Intercreditor Agreements or the Security Documents on the terms set forth therein and in accordance with the terms of this Indenture.

After an amendment under this Section 9.01 becomes effective, the Issuer shall mail or otherwise send in accordance with the procedures of the Depositary to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02 With Consent of the Holders. Notwithstanding Section 9.01 of this Indenture, the Issuer, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture, the Securities, the Guarantees, the Intercreditor Agreements and any Security Document with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a purchase of, tender offer or exchange offer for, the Securities), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Securities, the Security Documents, the Intercreditor Agreements or the Guarantees, the Intercreditor Agreements and any other Security Document may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including Additional Securities, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities), other than the Securities beneficially owned by the Issuer or its Affiliates. Section 2.09 and Section 12.04 shall determine which Securities are considered to be “outstanding” for the purposes of this Section 9.02. However, without the consent of each Holder of an outstanding Security affected, an amendment or waiver may not, with respect to any Securities held by a non-consenting Holder:

(i) reduce the principal amount of such Securities whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the fixed final maturity of any such Security or alter or waive the provisions with respect to the redemption of such Securities (other than provisions relating to Sections 4.06 and 4.08); provided, that any amendment to the notice requirements may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Securities prior to giving of any notice;

(iii) reduce the rate of or change the time for payment of interest on any Security;

(iv) waive a Default in the payment of principal of or premium, if any, or interest on the Securities, except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(v) make any Security payable in money other than that stated in such Security;

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults;

(vii) make any change to this Section 9.02 that is materially adverse to the Holders;

(viii) impair the contractual right under this Indenture of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(ix) make any change to or modify the ranking of the Securities that would adversely affect the Holders; or

(x) except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall promptly mail or otherwise send in accordance with the procedures of the Depositary to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Notwithstanding anything herein to the contrary, without the consent of the Holders of at least 66 2/3% in principal amount of the Securities then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with this Indenture, the Intercreditor Agreements and the Security Documents.

SECTION 9.03 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation delivered in accordance with Section 12.01 before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder to deliver it to the Trustee. The Trustee may place a notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make a notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.05 Trustee to Sign Amendments. The Trustee or the Collateral Trustee, as applicable, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee, as the case may be. If it does, the Trustee or the Collateral Trustee, as the case may be, may but need not sign it. In signing such amendment, the Trustee or the Collateral Trustee, as applicable shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof. Notwithstanding the foregoing, no Opinion of Counsel shall be required for the Trustee or the Collateral Trustee, as applicable, to execute any supplement to this Indenture, the form of which is attached as Exhibit C hereto, solely to add a new Guarantor under this Indenture, or the Grantor Supplement.

SECTION 9.06 Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement; provided that this covenant shall not be breached if consents, waivers or amendments are sought in connection with an exchange offer for all of the Securities where participation in such exchange offer is limited to holders who are “qualified institutional buyers,” within the meaning of Rule 144A, or non-U.S. persons, within the meaning of Regulation S.

SECTION 9.07 Additional Voting Terms; Calculation of Principal Amount. Except as otherwise set forth herein, all Securities issued under this Indenture shall vote and consent separately on all matters as to which any of such Securities may vote. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01 Guarantees.

(a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on a senior secured basis, as a primary obligor and not merely as a surety, to each Holder and the Trustee (acting in any capacity hereunder) and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities, on the terms set forth in this Indenture by executing this Indenture.

On the Issue Date, the Guarantors will jointly and severally irrevocably and unconditionally guarantee on a senior basis the Securities (“Guaranteed Obligations”) by executing this Indenture. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.

(c) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d) Except as expressly set forth in Sections 8.01(2), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(e) Subject to Section 10.02 hereof, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(g) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(h) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Upon request of the Trustee, each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02 Limitation on Liability.

(a) Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(b) A Guarantee as to any Guarantor shall be automatically and unconditionally released and discharged upon:

(i) (a) any sale, exchange, disposition or transfer (including through consolidation, merger or otherwise) of (x) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with Section 4.06(a)(i) and (ii); (b) the permitted designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; (c) upon the consolidation or merger of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such consolidation or merger, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or (d) the Issuer exercising its legal defeasance option or covenant defeasance option as described under Article 8 or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(ii) the Issuer delivering to the Trustee an Officer’s Certificate of such Guarantor or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(c) The Issuer will have the right, upon delivery of an Officer’s Certificate to the Trustee, to cause any Guarantor that has not guaranteed any Indebtedness of the Issuer or any Guarantor, and is not otherwise required by the applicable terms of this Indenture to provide a Guarantee (all as certified pursuant to such Officer’s Certificate), to be unconditionally released and discharged from all obligations under its Guarantee, and such Guarantee will thereupon automatically and unconditionally terminate and be discharged and of no further force or effect; provided that at the time of such release, no Event of Default shall have occurred and be continuing or would occur as consequences thereof (as certified pursuant to such Officer’s Certificate).

SECTION 10.03 Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06 Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.11 or the first sentence of Section 10.01(a) after the Issue Date shall promptly (i) execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations and (ii) execute and deliver to the Collateral Trustee a Grantor Supplement pursuant to which such Guarantor shall, subject to applicable legal limitations, be subject to the terms of the applicable Security Documents. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

SECTION 10.07 Evidence of Guarantee. To evidence its Guarantee set forth in this Article 10, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title. Each Guarantor hereby agrees that its Guarantee set forth in this Article 10 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Securities. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Security, the Guarantees shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.08 Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11

SECURITY

SECTION 11.01 Security Interests. The due and punctual payment of the principal of, premium (if any), and interest on, the Securities and the Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), and interest on, the Securities and performance of all other Secured Obligations (as defined in the Security Agreement) of the Issuer and the Guarantors, according to the terms hereunder, the Guarantees and under the Security Documents, are secured by the security interests granted in the Collateral as provided in the applicable Security Documents. Each Holder, by its acceptance of any Securities, consents and agrees (1) to the terms of the Security Documents and the Intercreditor Agreements (including, in each case, without limitation, the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms, (2) to the ranking of the Liens provided for in the Intercreditor Agreements, and that it will take no actions contrary to the provisions of the Intercreditor Agreements and (3) to the appointment of Ankura Trust Company, LLC as Trustee and Collateral Trustee under this Indenture and as Collateral Trustee under the Security Documents and the Intercreditor Agreements. Each Holder and the Trustee authorizes and directs the Collateral Trustee to enter into the Intercreditor Agreements and each Security Document, as collateral trustee for the Secured Parties, and to perform its respective obligations and exercise its rights thereunder in accordance therewith. The Issuer and the Guarantors consent and agree to be bound by the terms of the applicable Security Documents, as the same may be in effect from time to time, and agree to perform their respective obligations thereunder in accordance therewith. The Issuer will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done, at the Issuer’s sole cost and expense, all such acts and things as may be required by the provisions of the Intercreditor Agreements and the Security Documents, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated by the Security Documents and the Intercreditor Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Secured Parties according to the intent and purposes herein expressed. The Issuer hereby agrees that the Collateral Trustee shall hold the Collateral in trust for the benefit of all Secured Parties pursuant to the Security Documents.

SECTION 11.02 Intercreditor Agreements. Notwithstanding anything herein to the contrary, the priority of the lien and security interest granted to the Collateral Trustee pursuant to the applicable Security Documents and the exercise of any right or remedy by the Trustee or Collateral Trustee hereunder and thereunder with respect to the Collateral are subject to the provisions of the Intercreditor Agreements. The Issuer and each Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreements, to the extent it is a party thereto, as the same may be in effect from time to time. In the event of any conflict between the terms of the Intercreditor Agreements on the one hand and this Indenture on the other, with respect to lien priority or rights and remedies in connection with the Collateral, the terms of the Intercreditor Agreements, shall govern.

SECTION 11.03 Further Assurances. The Issuer and the Guarantors shall promptly execute and deliver, or cause to be promptly executed and delivered, to the Collateral Trustee such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and continuations thereof, termination statements, notices of assignments, fixture filings, mortgages, deeds of trust, security agreements and other documents or instruments and such other actions or deliveries of the type required pursuant to the Security Documents), as may be required by the Security Documents or any applicable law or which the Collateral Trustee may, from time to time, reasonably request to carry out the terms and conditions of this Indenture and the Security Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents (to the extent required herein or therein), all at the expense of the Issuer and the Guarantors.

SECTION 11.04 Impairment of Security Interests. Neither the Issuer nor any of its Restricted Subsidiaries will (i) take or omit to take any action which would materially adversely affect or impair the Liens granted in favor of the Secured Parties with respect to the Collateral (it being understood that the incurrence of Permitted Liens shall under no circumstances be deemed to materially impair the Liens with respect to the Collateral), except that (x) the Issuer and its Restricted Subsidiaries may amend, restate, supplement or otherwise modify any Security Documents for the purposes of granting Permitted Liens, or (y) the Collateral may be discharged and released in accordance with this Indenture, the applicable Security Documents or the Intercreditor Agreements, (ii) grant any Person, or permit any Person to retain (other than the Collateral Trustee or any agent of a Secured Party), any Liens on the Collateral, other than Permitted Liens or (iii) enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with this Indenture, the Guarantees, the Intercreditor Agreements or the Security Documents, as applicable.

SECTION 11.05 Maintenance of Collateral; Collateral Trustee Obligations.

(a) The Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Issuer and the Guarantors comply with their obligations under this Section 11.05. In addition, the Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, Collateral Trustee’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care (other than the duty to use reasonable care with respect to any Collateral in its possession), disclosure, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Trustee pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Securities or as otherwise provided in the Security Documents. The Collateral Trustee shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Security Documents, and the Intercreditor Agreements.

(b) The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Trustee nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the other Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements, if any, and the other Security Documents, the Collateral Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Trustee in the Collateral and that any such actions taken by the Collateral Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral.

SECTION 11.06 Release of Liens in Respect of the Obligations.

(a) The Collateral Trustee’s Liens upon the Collateral will no longer secure the Obligations under this Indenture, and the right of the Holders of Securities and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be automatically released upon the occurrence of any of the following:

(1) pursuant to (A) the Pari Intercreditor Agreement in connection with the exercise of remedies by the Applicable Collateral Agent (as defined in the Pari Intercreditor Agreement) in respect of the Collateral, during the continuation of an event of default under the relevant debt instruments in accordance with the written instructions of the First Lien Controlling Secured Parties at such time or (B) the ABL Intercreditor Agreement in connection with the exercise of remedies by the ABL Facility Security Agent (as defined in the ABL Intercreditor Agreement) in accordance with the terms of the ABL Intercreditor Agreement, during the continuation of an event of default under the relevant debt instruments;

(2) the satisfaction and discharge of this Indenture as set forth in Article 8 hereof;

(3) in whole or in part, with the consent of the Holders of the requisite percentage of Securities in accordance with the provisions of Article 9 hereof;

(4) the sale, transfer or other disposition of Collateral permitted under Section 4.06 hereof;

(5) in the case of a Guarantor that is released from its Guarantee hereunder pursuant to the terms of this Indenture, the release of the property and assets, and Equity Interests, of such Guarantor;

(6) the property or asset is or becomes Excluded Assets (as defined in the Security Agreement);

(7) a legal defeasance or covenant defeasance under Article 8 hereof;

(8) automatically without any action by the Collateral Trustee, if the Lien granted in favor of the Indebtedness that gave rise to the obligation to grant the Lien over such Collateral is released;

(9) in the event that the owner thereof is properly designated as an Unrestricted Subsidiary in accordance with the terms hereof;

(10) as otherwise permitted in accordance with this Indenture;

(11) in the case of any lease or other agreement or contract that is Collateral, upon termination of such lease, agreement or contract; and

(12) with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock in a transaction that is not prohibited by this Indenture.

(b) The Collateral Trustee shall execute, upon request and at the Issuer’s expense, any documents, instruments, agreements or filings reasonably requested by the Issuer or any Guarantor to evidence such release of such Collateral; provided that if the Collateral Trustee is required to execute any such documents, instruments, agreements or filings, the Collateral Trustee shall be fully protected in relying upon an Officer’s Certificate in connection with any such release stating that such release of Collateral is permitted to be released under this Indenture, the Intercreditor Agreements and/or the Security Documents, as applicable, and that all conditions precedent to such release in such documents have been complied with.

SECTION 11.07 The Collateral Trustee.

(a) The Collateral Trustee will hold (directly or through co-trustees or agents), and is directed by each Holder to so hold, and will be entitled to enforce, on behalf of the Holders, all Liens on the Collateral created by the Security Documents for their benefit and the benefit of the other Secured Parties, subject to the provisions of the Intercreditor Agreements. Neither the Issuer nor any of its Affiliates may serve as Collateral Trustee.

(b) Except as provided in this Indenture and the Security Documents, the Collateral Trustee will not be obligated:

(1) to act upon directions purported to be delivered to it by any Person;

(2) to foreclose upon or otherwise enforce any Lien; or

(3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

SECTION 11.08 Co-Collateral Trustee. At any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is reasonably necessary in the interest of the Secured Parties, or the First Lien Controlling Secured Parties shall in writing so request the Collateral Trustee, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Trustee and the Issuer shall, at the reasonable request of the Collateral Trustee, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee (or the First Lien Controlling Secured Parties, as the case may be) and the Issuer, either to act as co-Collateral Trustee or co-Collateral Trustees of all or any of the Collateral, jointly with the Collateral Trustee originally named herein or any successor or successors, or to act as separate collateral trustee or collateral trustees of any such property. In case an Event of Default shall have occurred and be continuing, the Collateral Trustee may act under the foregoing provisions of this Section 11.08 without the consent of the Issuer, and each Holder hereby appoints the Collateral Trustee as its trustee and attorney to act under the foregoing provisions of this Section 11.08 in such case.

SECTION 11.09 New Guarantors; After-Acquired Property.

(a) Following the acquisition by the Issuer or any Guarantor of any assets that constitute Collateral, the Issuer, as soon as reasonably practicable after such property’s acquisition or such property becoming an asset that constitutes Collateral and in no event after 60 days after such acquisition (or such later date as the Issuer may reasonably request and agreed upon in writing by the Collateral Trustee), shall, and shall cause each Guarantor to, and each such Guarantor shall do or cause to be done all acts and things that may be required by applicable law or the Security Documents or as may be reasonably requested by the Collateral Trustee to perfect and maintain the perfection and priority of the Collateral Trustee’s Liens on the Collateral, for the benefit of the Secured Parties, in each case, as contemplated by, and with the Lien priority required hereunder and under, the applicable Intercreditor Agreement and the Security Documents, all at the Issuers’ sole expense.

(b) Following a Restricted Subsidiary (including a newly created one) becoming a Guarantor, the Issuer shall as soon as reasonably practicable after such Restricted Subsidiary becomes a Guarantor pursuant to Section 10.06 cause all of such Restricted Subsidiary’s assets that constitute Collateral to be subjected to a Lien securing the Secured Obligations (as defined in the Security Agreement) subject to the terms and conditions set forth in the Security Agreement, and shall do or cause to be done all acts and things that may be required pursuant to the Security Agreement or by applicable law or as may be reasonably requested by the Collateral Trustee to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Parties enforceable and perfected Liens upon all of the Collateral, in each case, as contemplated by, and with the Lien priority required under, the Intercreditor Agreement and the Security Documents, all at the Issuer’s sole expense.

(c) The Issuer shall from time to time promptly pay all financing and continuation statement recording and/or filing fee, charges and stamp and similar taxes relating to this Indenture, the Security Documents and any amendments thereto.

SECTION 11.10 Designation under the Pari Intercreditor Agreement. The Issuer and its Restricted Subsidiaries hereby agree not to designate any future credit agreement as the “Credit Agreement” for purposes of the Pari Intercreditor Agreement unless such future credit agreement evidences Indebtedness in an aggregate principal amount of at least $100.0 million and does not constitute Capital Markets Indebtedness.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01 Notices.

(a) Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person, via facsimile, electronic mail or other electronic transmission, mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the addressed as follows:

if to the Issuer or a Guarantor:

Party City Holdings Inc.

80 Grasslands Road

Elmsford, NY 10523

Attn:      Todd Vogensen

Email:    tvogensen@partycity.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attn:      James Eric Ivester

    Shana Elberg

    Sarah Ward

    Andrea Nicolas

if to the Trustee:

Ankura Trust Company, LLC, as Trustee and Collateral Trustee

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Lisa Price

Email: lisa.price@ankura.com

Facsimile: 475-282-3450

The Issuer, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders, Trustee and Collateral Trustee) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, first-class, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made. Notices given in accordance with the procedures of the DTC will be deemed given on the date sent to the DTC. Any notice or communication delivered to the Trustee or the Collateral Trustee shall be deemed effective upon actual receipt thereof.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail (certified or registered, return receipt requested), by overnight air courier guaranteeing next day delivery or sent electronically to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or sent within the time prescribed.

(c) Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or otherwise delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

(d) Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices at the Depositary.

SECTION 12.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.03 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09 hereof) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.04 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Issuer, any Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.05 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 12.06 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 12.07 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 12.08 No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their Subsidiaries or direct or indirect Parent Companies shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.09 Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.10 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or email (in PDF format or otherwise) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

SECTION 12.11 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.

SECTION 12.12 Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.13 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.15 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.

SECTION 12.16 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PARTY CITY HOLDINGS INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Chief Financial Officer, Chief Accounting Officer and Executive Vice President

PC INTERMEDIATE HOLDINGS, INC., solely for purposes of Section 4.15 of this Indenture

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Chief Financial Officer and Assistant Secretary

AMSCAN INC. AM- SOURCE, LLC PARTY CITY CORPORATION PARTY HORIZON INC. TRISAR, INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Vice President and Treasurer

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

By:	PARTY CITY HOLDINGS INC., its sole member

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Chief Financial Officer, Chief Accounting Officer and Executive Vice President

AMSCAN CUSTOM INJECTION MOLDING, LLC AMSCAN NM LAND, LLC AMSCAN PURPLE SAGE, LLC

By:	AMSCAN INC., its manager

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Chief Financial Officer, Chief Accounting Officer and Executive Vice President

[Signature Page – Indenture]

ANKURA TRUST COMPANY, LLC, as Trustee and Collateral Trustee

By:	/s/ Lisa Price
Name: Lisa Price
Title: Managing Director

[Signature Page – Indenture]

APPENDIX A

Transfer Restrictions

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Security (bearing the Restricted Security Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as initial purchasers under the Purchase Agreement entered into in connection with the offer and sale of the Securities.

“Purchase Agreement” means (a) the Purchase Agreement, dated February 9, 2021, among the Issuer and the representative of the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Global Securities” means Global Securities and any other Securities that are required to bear, or are subject to, the Restricted Security Legend.

“Restricted Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee and (b) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Securities, it means the comparable period of 40 consecutive days.

Appendix A-1

“Restricted Security Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Security Legend.

“Unrestricted Definitive Securities” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Security Legend.

“Unrestricted Global Securities” means Global Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Security Legend.

1.2 Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Securities	2.1(b)
Regulation S Global Securities	2.1(b)
Regulation S Permanent Global Security	2.1(b)
Regulation S Temporary Global Security	2.1(b)
Rule 144A Global Securities	2.1(b)

2. The Securities.

2.1 Form and Dating; Global Securities.

(a) The Original Securities issued on the Issue Date will be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the Issue Date may be offered and sold by the Issuer from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Appendix A-2

(b) Global Securities.

(i) Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”). Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Security” and, together with the Regulation S Permanent Global Security (defined below), the “Regulation S Global Securities”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in a permanent Global Security (the “Regulation S Permanent Global Security”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by participants through Euroclear or Clearstream.

The term “Global Securities” means the 4(a)(2) Global Securities, Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of a member of, or participant in, such Depository (an “Agent Member”), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Security Legend.

Members of, or direct or indirect participants in, the Depository shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Appendix A-3

(ii) Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Security and the Issuer thereupon fails to appoint a successor depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act, (y) the Issuer, at its option, notifies the Trustee that it elects to cause the issuance of Definitive Securities or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depositary shall have requested such exchange; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Issuer for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv) Any Transfer Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Security Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b)(ii). Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(a)(ii). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of the Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(h).

Appendix A-4

(b) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Security Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

Appendix A-5

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuer so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Securities shall be transferred or exchanged only for Definitive Securities.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:

(i) Transfer Restricted Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security or to transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

Appendix A-6

(A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B) if such Transfer Restricted Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D) if such Transfer Restricted Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E) if such Transfer Restricted Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Security is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.

(ii) Transfer Restricted Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Security may exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

Appendix A-7

(B) if the Holder of such Transfer Restricted Securities proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

Appendix A-8

(i) Transfer Restricted Securities to Transfer Restricted Securities. A Transfer Restricted Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security; and

(E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii) Transfer Restricted Securities to Unrestricted Definitive Securities. Any Transfer Restricted Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(i) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(ii) if the Holder of such Transfer Restricted Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

Appendix A-9

(iv) Unrestricted Definitive Securities to Transfer Restricted Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (the “Restricted Security Legend”):

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS) OR (2) TO THE ISSUER AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE

Appendix A-10

SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Each Regulation S Temporary Global Security shall bear the following additional legend (the “Regulation S Temporary Global Security Legend”):

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

Each Global Security shall bear the following additional legends (the “Global Securities Legend”):

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Each Definitive Security shall bear the following additional legend (the “Definitive Security Legend”):

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Appendix A-11

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 of the Securities Act (such certification to be in the form set forth on the reverse of the Security).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Security Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

(iv) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Security Legend.

If a Security is issued with original issue discount for U.S. federal income tax purposes, each Security certificate evidencing a Global Security or a Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “OID Legend”):

“THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 80 GRASSLANDS ROAD, ATTN: INVESTOR RELATIONS, ELMSFORD, NY 10523 OR INVESTORRELATIONS@PARTYCITY.COM.”

(g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

Appendix A-12

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon transfers or exchanges pursuant to Sections 3.08, 4.06, 4.08 and 9.04 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-13

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Insert Global Securities Legend if applicable]

[Insert Restricted Security Legend if applicable]

[Insert Regulation S Temporary Global Security Legend if applicable]

[Insert Definitive Security Legend if applicable]

[Insert OID Legend if applicable]

No.	$___________

8.750% Senior Secured First Lien Notes due 2026

CUSIP No.:1

ISIN No.:2

PARTY CITY HOLDINGS INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $                 Dollars, [as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Security attached hereto,]3 on February 15, 2026.

Interest Payment Dates: February 15 and August 15, commencing on August 15, 2021

Record Dates: February 1 and August 1

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

PARTY CITY HOLDINGS INC.

By:
Name:
Title:

[1]	144A: 702150AG8 / Reg S: U70268AE4
[2]	144A: US702150AG84 / Reg S: USU70268AE49
[3]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

THE HUNTINGTON NATIONAL BANK
as Authenticating Agent, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/

If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF SECURITY]

8.750% Senior Secured First Lien Notes due 2026

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. PARTY CITY HOLDINGS INC., a Delaware corporation (the “Issuer”), will pay interest on the principal amount of the Securities at the rate per annum shown above. The Issuer will pay interest, if any, semiannually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing August 15, 2021.4 Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, February 19, 20215 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment. The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar. Initially, Ankura Trust Company, LLC, a New Hampshire limited liability company (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture. The Issuer issued the Securities under an Indenture dated as of February 19, 2021 (the “Indenture”), among the Issuer, the guarantors from time to time party thereto, the Trustee and the Collateral Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions.

[4]	Note: With respect to the Original Securities.
[5]	Note: With respect to the Original Securities.

The Securities are senior secured obligations of the Issuer. This Security is one of the [Original Securities][Additional Securities] referred to in the Indenture. The Securities include the Original Securities and any Additional Securities. The Original Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors party to the Indenture from time to time will, jointly and severally, irrevocably and unconditionally guarantee the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

5. Optional Redemption. The Securities are subject to the optional redemption provisions set forth in Article 3 of the Indenture.

6. Sinking Fund. The Securities are not subject to any sinking fund.

7. Notice of Redemption. Notice of redemption pursuant to Paragraph 5 above will be delivered electronically, mailed by first-class mail or otherwise sent in accordance with the procedures of the Depositary at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales. Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain events constituting “Asset Sales.”

9. Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

10. Persons Deemed Owners. The registered Holder of this Security shall be treated as the owner of it for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance. Subject to certain conditions and as set forth in the Indenture, the Issuer at any time may terminate some of or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment; Waiver. The Securities are subject to the amendment provisions set forth in Article 9 of the Indenture.

14. Defaults and Remedies. The Securities are subject to the default and remedy provisions set forth in Article 6 of the Indenture.

15. Trustee Dealings with the Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their Subsidiaries or direct or indirect Parent Companies shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

17. Authentication. This Security shall not be valid until an authorized signatory of the Authenticating Agent manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

20. CUSIP Numbers; ISINs. The Issuer has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Soc. Sec. or Tax Identification No.)

and irrevocably appoint _______________ as agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature: ____________________________

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:	Signature of Signature Guarantee: _____________

Date: __________________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

Party City Holdings Inc. 80 Grasslands Road Elmsford, NY 10523 Attn: Todd Vogensen Email: tvogensen@partycity.com

Ankura Trust Company, LLC 140 Sherman Street, Fourth Floor Fairfield, CT 06824 Attention: Lisa Price Facsimile: 475-282-3450

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_______________ principal amount of Securities held in (check applicable space) ________ book-entry or ________ definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements in the form attached as Exhibit B to the Indenture; or

(6)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act

.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:	Your Signature: ____________________________
Signature Guarantee:	Signature of Signature Guarantee: _____________
Date: ____________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ____________________________	______________________________________________
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $__________. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale Offer) or 4.08 (Change of Control Offer) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale Offer) or 4.08 (Change of Control Offer) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000):

$

Date: _________________________	Your Signature:

(Sign exactly as your name appears on the other side of this _____________________ Security)
Signature Guarantee: _______________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF]

TRANSFEREE LETTER OF REPRESENTATION

Party City Holdings Inc.

c/o Ankura Trust Company, LLC

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Lisa Price

Facsimile: 475-282-3450

Ladies and Gentlemen:

This CERTIFICATE IS DELIVERED TO REQUEST A TRANSFER OF $[    ] PRINCIPAL AMOUNT OF THE 8.750% SENIOR SECURED FIRST LIEN NOTES DUE 2026 (THE “SECURITIES”) OF PARTY CITY HOLDINGS INC. (THE “ISSUER”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name: _________________________________________

Address: _________________________________________

Taxpayer ID Number: _______________________________

The undersigned represents and warrants to you that:

(1) We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

(2) We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which either the Issuer or any affiliate of such Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In

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addition, we will, and each subsequent holder is required to, notify any purchaser of the Security evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (b), (c) or (d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated: _____________________________

TRANSFEREE:_________________________________________,

By:___________________________________________________

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EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [    ], among [    ] (the “New Guarantor”) and Ankura Trust Company, LLC, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee and Collateral Trustee an indenture, dated as of February 19, 2021 (as amended, supplemented or otherwise modified, the “Indenture”), providing initially for the issuance of $750,000,000 in aggregate principal amount of the Issuer’s 8.750% Senior Secured First Lien Notes due 2026 (the “Securities”);

WHEREAS Sections 4.11 and 10.06 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Trustee and the Collateral Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee and Collateral Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to irrevocably and unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 of the Indenture, and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Releases. A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations as provided in Section 10.02(b) and (c) of the Indenture.

4. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.01 of the Indenture.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6. No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in the Issuer or of the New Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE NEW GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.

12. Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors. All agreements of the Trustee and the Collateral Trustee in the Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

ANKURA TRUST COMPANY, LLC, as Trustee and Collateral Trustee

By:
Name:
Title

:

EXHIBIT D

Form of Security Agreement

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